EXHIBIT 10.57

                            ASSET PURCHASE AGREEMENT


                  This Asset Purchase Agreement ("Agreement") is entered into as of May 20, 1996, by and among Galey & Lord, Inc., a Delaware corporation ("Parent"), and Galey & Lord Industries, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Industries"); and Farah Incorporated, a Texas corporation ("Farah"), Farah U.S.A., Inc., a Texas corporation ("Seller"), and Dimmit Industries, S.A. de C.V., a Mexican corporation and subsidiary of Seller ("Dimmit") (collectively, the "Seller Parties").

                                    RECITALS:

         1. Dimmit is a Mexican maquiladora engaged in the business of sewing and finishing men's, women's and boys' apparel (the "Business");

         2. The Buyer Parties wish to purchase from Farah and Seller certain assets of Seller used in the Business and all of the issued and outstanding capital stock of Dimmit through the acquisition of such assets and capital stock of Dimmit by New Subsidiary, which subsidiary will be organized for the purpose of consummating the transactions contemplated hereby, on the terms and subject to the conditions set forth herein; and

         3. Farah and Seller wish to sell, transfer, assign and deliver to New Subsidiary certain assets of Seller used in the Business and all of the issued and outstanding capital stock of Dimmit, on the terms and subject to the conditions set forth herein.


                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties agree as follows:


                                    ARTICLE I

                               GENERAL DEFINITIONS

                  For purposes of this Agreement, the terms set forth below in this Article I shall have the meanings ascribed to them below:

     Affiliate: with respect to any person, means any person that directly or indirectly controls, is controlled by or is under common control with such person.

     Assembly Services Agreement: has the meaning set forth in Section 8.3(b) of this Agreement.

     Auditors: has the meaning set forth in Section 2.8(b) of this Agreement.

     best efforts: means a party's efforts in accordance with reasonable commercial practice and consistent with its past practice.

     Business: has the meaning set forth in the Recitals hereof.

     Buyer Parties: means, collectively, Parent, Industries and New Subsidiary

     Claim Notice: has the meaning set forth in Section 7.4(a) of this Agreement.

     Closing: has the meaning set forth in Section 2.4 of this Agreement.

     Closing Adjustment Amount: has the meaning set forth in Section 2.8(a) of this Agreement.

     Closing Date: has the meaning set forth in Section 2.4 of this Agreement.

     Code: means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

     Contracts: has the meaning set forth in Section 4.12 of this Agreement.

     Dimmit Assets: has the meaning set forth in Section 2.9 of this Agreement.

     Dimmit Stock: has the meaning set forth in Section 2.1(a) of this Agreement

     Documents: has the meaning set forth in Section 4.2 of this Agreement.

     Eagle Pass Warehouse: means the warehouse located in Eagle Pass, Texas leased by Seller pursuant to the lease agreement dated as of March 13, 1996 between A&S Trading Inc. and Seller.

     Election Period: has the meaning set forth in Section 7.4(a) of this Agreement.

     Employee Plans: has the meaning set forth in Section 6.2(b) of this Agreement.

     Environment: means soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, and ambient air.

     Environmental Audit: has the meaning set forth in Section 6.12 of this Agreement.

     Environmental Condition: means any condition with respect to the Environment on or affecting the Piedras Factory or the Eagle Pass Warehouse, whether or not yet discovered, which constitutes a violation of any Environmental Law or which results in any damage, loss, cost, expense, claim, demand, order or liability to or against any of the Buyer Parties or the Seller Parties, directly or indirectly as a result of the ownership or use of the Piedras Factory or the Eagle Pass Warehouse and/or the operation of the Business.

     Environmental Indemnification Matters: has the meaning set forth in Section 7.7(a) of this Agreement.


     Environmental Laws: means (a) any Governmental Rule regulating or relating or pertaining to the Environment or the protection of human health implemented as of the date hereof, previously enforced or subsequently enacted, (b) any Governmental Rule implemented as of the date hereof, previously enforced or subsequently enacted, that asserts jurisdiction over the Piedras Factory or the Eagle Pass Warehouse or the operations or activity at the Piedras Factory or the Eagle Pass Warehouse that relates or pertains to the Environment, including without limitation, those which regulate the presence, release, emission, threat of release, use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Substance, including without limitation (i) requiring any permit, license, approval, consent or authorization, or the renewal thereof, (ii) regulating the amount, form, manner of storage, transport and/or disposal of Hazardous Substances, or
(iii) requiring any reporting, inspection report, business plan, notification, or any other dissemination of or access to information regarding Hazardous Substances to a Governmental Body, including warnings or notices to tenants, subtenants, employees, occupants, invitees or consumers.

     Environmental Permit: means any Permit required as of the date hereof by any Environmental Law.

     Excluded Assets: has the meaning set forth in Section 2.2 of this Agreement.

     Farah Assets: has the meaning set forth in Section 2.1(b) of this Agreement.

     Final Adjusted Purchase Price: has the meaning set forth in Section 2.6 of this Agreement.

     Final Balance Sheet: has the meaning set forth in Section 2.8 of this Agreement.

     Final Statement: has the meaning set forth in Section 2.8 of this Agreement.

     Financial Statements: has the meaning set forth in Section 4.9 of this Agreement.

     Finished Good: means any garment that is 100% complete and packed in a shipping carton awaiting shipment to Seller.

     GAAP: means United States generally accepted accounting principles in United States Dollars.

     Governmental Body: means any United States federal, state, local or Mexican governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including without limitation, environmental protection, planning and zoning), or any quasi-governmental or private body asserting, exercising or empowered to assert or exercise any regulatory authority thereunder and any person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

     Governmental Rule: means any statute, law, treaty, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Body or any judgment, decree, injunction, writ, order or like action of any Governmental Body.

     Hazardous Substances: means (a) any pollutant, toxic substance, contaminant, chemical, hazardous waste, hazardous material, petroleum product, oil, or radioactive material; (b) any substance, gas material or chemical which is defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," or words of similar import under any Governmental Rule or Environmental Law; (c) radon gas, asbestos, urea formaldehyde foam insulation or polychlorinated biphenyls in excess of federal, state, local, or Mexican safety guidelines, whichever are more stringent; (d) any other chemical, material, gas or substance, the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Body, or (e) any other chemical, material, gas or substance that does or may pose a hazard to health and/or safety of the occupants of the Piedras Factory or the Eagle Pass Warehouse, or the owners and/or occupants of property adjacent to or surrounding the Piedras Factory or the Eagle Pass Warehouse.

     Indemnified Amounts: has the meaning set forth in Section 7.1 of this Agreement.

     Indemnified Party: has the meaning set forth in Section 7.4(a) of this Agreement.

     Indemnifying Party: has the meaning set forth in Section 7.4(a) of this Agreement.

     Indemnity Notice: has the meaning set forth in Section 7.4(b) of this Agreement.

     Initial Adjusted Purchase Price: has the meaning set forth in Section 2.6 of this Agreement.

     Lien: means any lien, pledge, claim, charge, mortgage, security interest or other encumbrance, option or other rights of any kind or nature whatsoever.

     Materials: means cut fabric, Trim, raw materials, shipping boxes and related materials.

     New Subsidiary: means a newly formed and wholly owned subsidiary of Industries.

     Permit: means any permit, license, approval, consent or authorization issued by a Governmental Body or required by any Governmental Rule.

     Permitted Liens: means (a) Liens for current taxes and assessments not yet due, (b) inchoate workmen, repairmen, warehousemen, customer, employee and carriers Liens arising in the ordinary course of business, in each case with respect to obligations or claims which are either not delinquent, or are being contested in good faith and by appropriate proceedings conducted with due diligence, and (c) Liens on the office equipment under the leases set forth on
Schedule 1 to this Agreement.

     person:  means any  individual,  firm,  corporation,  partnership,  limited
liability   company,   joint   venture,   association,   trust,   unincorporated
organization, government or agency or subdivision thereof or any other entity.

     Piedras Factory:    has  the  meaning  set  forth in Section 2.1(b) of this
Agreement.

     Pre-Closing Adjustment Amount: has the meaning set forth in Section 2.7(a) of this Agreement.

     Pre-Closing Balance Sheet: has the meaning set forth in Section 2.7(a) of this Agreement.

     Pre-Closing Statement: has the meaning set forth in Section 2.7(a) of this Agreement.

     Pre-Closing Taxes: has the meaning set forth in Section 6.9 of this Agreement.

     Purchase Price: has the meaning set forth in Section 2.5 of this Agreement.

     Purchased Assets: has the meaning set forth in Section 2.1 of this Agreement.

     Subsidiary: of any person, means any entity, more than 50% of the outstanding voting interests of which are owned, directly or indirectly, by such person, by one or more other Subsidiaries of such person or by such person and one or more other Subsidiaries of such person.

     Survival Period: has the meaning set forth in Section 7.3 of this Agreement.

     Tax: has the meaning set forth in Section 4.16(b) of this Agreement.

     Third Party Claim: has the meaning set forth in Section 7.4(a) of this Agreement.

     Trim: means thread, buttons, fusibles, lining, pocketing, waste band materials, zippers, labels, hanging tags, plastic bags, hangers and such other items used in the manufacture of apparel.

     Water Treatment Equipment: has the meaning set forth in Section 7.7(e) of this Agreement.

     WIP: means any garment physically located at the Piedras Factory on the Closing Date regardless of the state of completion of such garment, except for any garment classified as a Finished Good.

                                   ARTICLE II

                           PURCHASE, SALE AND DELIVERY

                  Section 2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing Farah and Seller shall sell, transfer, convey, assign and deliver to New Subsidiary, and New Subsidiary shall acquire and purchase from Farah and Seller, all right, title and interest in and to the Purchased Assets. For purposes of this Agreement, but subject to Section 2.2, the term "Purchased Assets" shall mean all of the following assets, properties and rights of Farah and Seller owned by them immediately prior to the
Closing:

                  (a) All of the capital stock owned by Farah and Seller in Dimmit, representing 100% of the outstanding capital stock of such corporation ("Dimmit Stock") free and clear of all Liens;

                  (b) All of Seller's tools, machinery, equipment, furniture, fixtures, replacement and spare parts, computer systems, owned software and hardware, and other assets ("Farah Assets") physically located at Dimmit's facility located in Piedras Negras, State of Coahuila, Mexico (the "Piedras Factory") and the Eagle Pass Warehouse, used or held for use in and necessary for the operation of the Business as presently conducted free and clear of all Liens other than Permitted Liens. A list of all Farah Assets as of March 31, 1996 is attached hereto as
         Schedule 2.1(b); and

                  (c) All of Seller's rights in the contracts, leases, agreements or commitments listed on Schedule 2.1(c) for the purchase, sale or rental of goods and services that relate to the operation of the Business at the Piedras Factory free and clear of all Liens other than Permitted Liens.

                  Section 2.2 Excluded Assets. Notwithstanding Section 2.1, the Purchased Assets shall not include, and the Buyer Parties will not acquire or purchase any right, title or interest in any of the following (collectively, the "Excluded Assets"):

                  (a) Seller's WIP, Finished Goods, Materials and chemicals inventories at the Piedras Factory on the Closing Date;

                  (b) Seller's "Scan-Pack" computer system, software, hardware, intellectual property and related peripherals; provided, however, that from and after the Closing, Seller Parties agree to make available to Buyer Parties and Dimmit, Seller's "Scan-Pack" computer system, software, hardware, intellectual property and related peripherals as necessary for the continuing operations of the Business and for such reasonable period of time necessary for Buyer Parties to replace such system.

                  (c)      Any other assets listed on Schedule 2.2;

                  (d) All rights of any nature whatsoever in the trademarks, trade names, logos or other rights that utilize the names Farah(R), Savane(R), John Henry(R), Farah Clothing Company(R), PROCESS 2000(R) or any other trademarks owned or licensed by Seller or any of it Affiliates; and

                  (e) All chemical formulations, technical processes, including without limitation, soft washes and enzyme treatments and washes, valuable trade secrets and know-how, including PROCESS 2000 (the "Farah Processes"); provided, however, that Farah and Seller acknowledge that, after the Closing, Buyer Parties and Dimmit will produce products using "dip" or "immersion" finishing processes which are either independently developed or acquired by the Buyer Parties which may be substantially similar to the Farah Processes or may contain chemical formulations, technical processes or other know-how which may be substantially similar to the chemical formulations, technical processes or know-how comprising the Farah Processes.

                  Section 2.3 No Assumption of Liabilities. Except as set forth on Schedule 2.3, Buyer Parties are not assuming, and shall not be deemed to have assumed, any liabilities or obligations of Farah or Seller of any kind, character, nature or description whatsoever, whether known or unknown, direct or indirect, absolute or contingent. Without limiting the generality of the foregoing, it is hereby agreed and acknowledged that Buyer Parties are not assuming, and shall not have any obligation for or with respect to, any liability or obligation of Farah or Seller (a) under any Employee Plans, (b) in respect of any Taxes or other governmental charges or assessments of whatever kind or nature,(c) to any employees or former employees of Farah or Seller for wages, salary, vacation pay, sick leave pay or any other pay for time not worked, back pay and damages payable under make whole remedies pursuant to any Governmental Rule governing employment practices, or severance pay, unemployment compensation or any other payment, and (d) any liabilities arising under any Environmental Laws, as a result of any Environmental Condition (irrespective of whether such Environmental Condition is known to any of the Seller Parties or is described or referred to herein).

                  Section 2.4 Closing. The closing of the purchase and sale provided for herein (the "Closing") shall take place on June 5, 1996 at 10:00 a.m., or at such other time and on such other date as are mutually agreed to by the Buyer Parties and the Seller Parties, at the offices of Baker & McKenzie, 2001 Ross Avenue, Suite 4500, Dallas, Texas. The date on which the Closing is held is referred to in this Agreement as the "Closing Date."

                  Section 2.5 Purchase Price. Subject to the adjustments provided in this Agreement, the purchase price to be paid at the Closing for the Purchased Assets is US$22,505,000 (the "Purchase Price"). The Purchase Price shall be adjusted pursuant to Section 2.8 below and Parent shall cause New Subsidiary to pay at the Closing the aggregate sum of US$22,505,000 plus or minus the Pre-Closing Adjustment Amount to Seller by wire transfer in immediately available funds to the account(s) designated in writing by Seller.

                  Section 2.6       Purchase Price Adjustment.

                  (a) The Purchase Price to be paid at the Closing shall be adjusted by the Pre-Closing Adjustment Amount in accordance with the provisions of Section 2.7. The Purchase Price, as adjusted pursuant to
         Section 2.7, is referred to herein as the "Initial Adjusted Purchase Price." After the Closing Date, the Purchase Price will be further adjusted by the Closing Adjustment Amount in accordance with the provisions of Section 2.8. The Purchase Price, as adjusted pursuant to
         Section 2.8, is referred to herein as the "Final Adjusted Purchase Price."

                  (b) Seller has provided the Buyer Parties Schedule 2.1(b) which lists all Farah Assets based on a physical inventory as of March 31, 1996, and has provided Buyer Parties the aggregate book value of the Farah Assets. The Seller Parties and the Buyer Parties agree that no adjustments will be made to the Purchase Price pursuant to Sections
         2.7 or 2.8 for the aggregate valuation of the Farah Assets set forth on
         Schedule 2.1(b).

                  Section 2.7       Pre-Closing Adjustment.

                  (a) No later than May 22, 1996, Seller shall prepare and deliver to Buyer Parties a balance sheet with respect to Dimmit (the "Pre-Closing Balance Sheet") as of March 31, 1996 and a statement (the "Pre-Closing Statement") reflecting the calculation of the Pre-Closing Adjustment Amount, accompanied by a certificate of an officer of each of the Seller Parties to the effect that the Pre-Closing Balance Sheet and the Pre-Closing Statement have, to his/her knowledge, been prepared in accordance with the terms of this Agreement. The Pre-Closing Balance Sheet shall be prepared in accordance with GAAP (without footnotes and year-end adjustments) applied on a consistent basis with prior periods. The Pre-Closing Adjustment Amount shall be the difference between the current assets and current liabilities (as determined in accordance with GAAP applied on a consistent basis with prior periods) of Dimmit reflected on the Pre-Closing Balance Sheet. Any excess of current liabilities over current assets will decrease the Purchase Price and any excess of current assets over current liabilities will increase the Purchase Price.

                  (b) Buyer Parties shall be given the opportunity to review the Pre-Closing Balance Sheet and the Pre-Closing Statement at least ten
         (10) business days prior to the Closing Date and make any reasonable objections it may have in writing to Farah and Seller so that the parties may resolve any differences prior to Closing. During such review period and the period of any dispute referred to in the preceding sentence, the Seller Parties shall provide the Buyer Parties full access to the books, records, facilities and employees of Dimmit and the Seller (with respect to the Business) and the Seller Parties shall cooperate fully with the Buyer Parties, in each case to the extent required by the Buyer Parties in order to investigate the basis for the preparation of the Pre-Closing Statement or for any such dispute; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business. If no written objections are made by any of the Buyer Parties prior to Closing, then the Pre-Closing Balance Sheet and the Pre-Closing Statement shall be deemed acceptable for purposes of calculating the Pre-Closing Adjustment Amount; provided, however, Buyer Parties shall not be deemed to have waived any rights they may have to object to the Final Balance Sheet and Final Statement provided in Section 2.8.

                  Section 2.8       Closing Adjustment.

                  (a) Within ninety (90) calendar days following the Closing Date, Farah and Seller shall prepare and deliver to Buyer Parties a balance sheet with respect to Dimmit (the "Final Balance Sheet") as of the Closing Date (prior to the effects of the transactions occurring at the Closing) and a statement (the "Final Statement") reflecting the calculation of the Closing Adjustment Amount, accompanied by a certificate of an officer of each of Farah and Seller to the effect that the Final Balance Sheet and the Final Statement have, to his/her knowledge, been prepared in accordance with the terms of this Agreement. The Final Balance Sheet shall be prepared in accordance with GAAP (without footnotes and year-end adjustments) applied on a consistent basis with prior periods. As used herein, "Closing Adjustment Amount" means the difference between the current assets and current liabilities of Dimmit reflected on the Final Balance Sheet (as determined in accordance with GAAP applied on a consistent basis with prior periods). Any excess of current liabilities over current assets will decrease the Purchase Price and any excess of current assets over current liabilities will increase the Purchase Price.

                  (b) Buyer Parties shall have a period of thirty (30) calendar days after delivery of the Final Balance Sheet and the Final Statement to review such documents and make any objections they may have in writing to Seller. If written objections are delivered to Seller by any of the Buyer Parties within such thirty-day period, then the parties shall attempt to resolve the matter or matters in dispute. If no written objections are made within such thirty-day period, then the Final Balance Sheet and the Final Statement shall be final and binding on the parties hereto. If disputes with respect to the Final Balance Sheet or the Final Statement cannot be resolved by Buyer Parties and Seller within thirty (30) calendar days after the delivery of the objections thereto, then, at the request of either any of the Buyer Parties or Seller, the specific matters in dispute shall be submitted to the Dallas office of a "Big Six" accounting firm, other than Coopers & Lybrand, LLP or Ernst & Young, L.L.P. (the "Auditors") as may be approved by Seller and Buyer Parties, which firm shall render its opinion as to such matters. Based on such opinion, such independent accounting firm will then send to the parties its determination of the specified matters in dispute, which determination shall be final and binding on the parties hereto. The fees and expenses of the Auditors shall be allocated between the Seller and New Subsidiary in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Auditors that is unsuccessfully disputed by each (as finally determined by the Auditors) bears to the total amount of such remaining disputed items so submitted (without taking into account any deduction pursuant to Section 2.8(c) below).

                  (c) If the Final Adjusted Purchase Price exceeds the Initial Adjusted Purchase Price, then within five (5) days following the final determination thereof, New Subsidiary shall pay Seller by wire transfer in immediately available funds to the account or accounts designated by Seller the excess amount. If the Initial Adjusted Purchase Price exceeds the Final Adjusted Purchase Price, then within five (5) days following the final determination thereof, Seller shall pay New Subsidiary by wire transfer in immediately available funds to the account or accounts designated by New Subsidiary the excess amount. Any payment by New Subsidiary or Seller under this Section 2.8(c) shall bear interest at a rate per annum equal to the prime rate of interest charged by Citibank, N.A., from time to time, calculated from the Closing Date to the date of such payment.

                  Section 2.9 Allocation Reporting. The Buyer Parties and the Seller Parties agree to report the allocation of the Purchase Price among the Purchased Assets and, if the Buyer Parties make an election under Section 338 of the Code with respect to the acquisition of the Dimmit Stock hereunder, among the assets of Dimmit (the "Dimmit Assets"), in each case as set forth in
Schedule 2.9. As soon as practicable after the Closing Date, but in no event later than December 31, 1996, the Buyer Parties and the Seller Parties, as appropriate, shall jointly prepare IRS Form 8594 or any other forms required under Sections 338 or 1060 of the Code to report the allocation of the Purchase Price and any adjustments thereto in conformity with the preceding sentence which reflects, among other things, the agreed fair market value of the Purchased Assets and the Dimmit Assets. Each party hereto agrees not to assert, in connection with any Tax return, Tax audit or similar proceeding, any allocation that differs from that set forth in this Section 2.9.


                                   ARTICLE III

                           [INTENTIONALLY LEFT BLANK]






                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF FARAH AND SELLER

                  Each of Farah and Seller, jointly and severally, represent and warrant to each of Buyer Parties the following:

                  Section 4.1 Corporate Status and Good Standing. Each of Farah, Seller and Dimmit is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own and lease its properties and to conduct business as the same exists. Each of Farah, Seller and Dimmit is duly licensed or qualified to do business as a foreign corporation in all states or jurisdictions in which the nature of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on such party or the Purchased Assets, the Dimmit Assets or the Business.

                  Section 4.2 Authorization. Each of Farah, Seller and Dimmit has full corporate power and authority, and its board of directors and shareholders have taken all necessary action to authorize it, to execute and deliver this Agreement or any documents executed in connection herewith (collectively, the "Documents"), to consummate the transactions contemplated herein and therein and to take all actions required to be taken by it pursuant to the provisions hereof and thereof, and each of this Agreement and the Documents constitutes the valid and binding obligation of each of Farah, Seller and Dimmit that is a party thereto, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

                  Section 4.3 Non-Contravention. Dimmit is not in violation of any term of its Articles of Association or its bylaws. Except as set forth on
Schedule 4.3, neither the execution and delivery of this Agreement or any Document, nor the consummation of the transactions contemplated herein or therein, does or will (a) constitute a violation or breach of the Articles of Incorporation or Articles of Association (or other charter document) or the bylaws of Farah, Seller or Dimmit, (b) conflict with or violate any Governmental Rule applicable to Farah, Seller or Dimmit or which is applicable to the Business or by which any of the Purchased Assets or the Dimmit Assets are bound or affected, (c) constitute a default under or a breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which Farah, Seller or Dimmit is a party or by which the Business or any of the Purchased Assets or the Dimmit Assets may be affected or secured, which default, breach or acceleration has not been waived,
(d) result in the creation of any Lien on any of the Purchased Assets or the Dimmit Assets, or (e) result in the termination of any license, franchise, lease or Permit to which Farah, Seller or Dimmit is bound or which binds or affects the Business.

                  Section 4.4  Consents  and  Approvals.  Except as set forth in
Schedule 4.4, no authorization, approval, order, license, Permit, franchise or consent and no registration, declaration, notice or filing by or with any Governmental Body or other party is required for the execution and delivery by any of the Seller Parties of this Agreement or any Document or the consummation by any of the Seller Parties of the transactions contemplated hereby and thereby.

                  Section 4.5 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Farah, Seller or Dimmit or in connection with this Agreement.

                  Section 4.6 Title. Farah and Seller are the true and lawful owners of the Dimmit Stock, free and clear of any and all Liens, liabilities and assignments of any kind. Except as set forth on Schedule 4.6, Seller is the true and lawful owner of the Farah Assets, free and clear of any and all Liens, liabilities and assignments of any kind, other than Permitted Liens. Farah and Seller have the full right to sell and transfer to New Subsidiary good and marketable title to the Purchased Assets, free and clear of any and all Liens, other than Permitted Liens with respect to Farah Assets. The execution and delivery to New Subsidiary of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Purchased Assets in New Subsidiary, free and clear of all Liens, other than Permitted Liens with respect to Farah Assets. Except for the Water Treatment Equipment, the Purchased Assets and the Dimmit Assets (a) are adequate and suitable for the conduct of the Business, and (b) comprise all of the assets and properties of the Seller Parties used in and necessary for the conduct of the Business as it is currently being conducted other than the Excluded Assets.
Schedule 4.6(a) sets forth a correct and complete list of the Dimmit Assets in all material respects. Dimmit is the true and lawful owner of the Dimmit Assets, free and clear of any and all Liens, other than Permitted Liens.

                  Section 4.7 Liabilities. Except as set forth in Schedule 4.7, or the Pre-Closing Balance Sheet or the Final Balance Sheet, there is no existing, contingent or threatened material liability, obligation, Lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to or has been or may be asserted against Dimmit or the Purchased Assets, the Dimmit Assets or the Business.

                  Section 4.8 Employees and Related Matters. Schedule 4.8 is a complete list of all employees of Dimmit, and employees of Seller working at the Piedras Factory, listing the title or position held, base salary, any commissions or other compensation paid or payable, and all employee benefits received by such employees. Dimmit has no material liability and has operated its Business in compliance with all Governmental Rules with respect to all employee benefit or other labor-related contributions for its present and former employees, including without limitation the payment of any severance, salaries, bonuses, vacation premiums, social security contributions and worker housing fund contributions, except where such non-compliance would not have a material adverse effect on Dimmit, the Purchased Assets, the Dimmit Assets or the Business. Since March 31, 1996, neither Seller nor Dimmit has (i) increased the compensation payable or to become payable by the Seller or Dimmit to any employee of the Business, except for increases in salary or wages of its employees in the ordinary course of business in accordance with past practice,
(ii) granted any severance or termination pay to (except as may be required by existing arrangements), or entered into any employment or severance agreement with, any such employees or (iii) established, adopted or entered into any collective bargaining agreement with respect to any such employees.

                  Section 4.9 Financial Statements; No Material Change. Annexed hereto as Schedule 4.9 are true and complete copies of (a) the unaudited balance sheet of Dimmit as of October 31, 1995, and the related unaudited statement of income for the year then ended (the "Year-End Financial Statements"), (b) the unaudited balance sheet of Dimmit as of March 31, 1996 and the related statement of income for the five (5) months then ended (the "Interim Financial Statement") (the Year End Financial Statements and the Interim Financial Statements are collectively referred to herein as the "Financial Statements"), and (c) the "Expense Element Summary for Location 42" provided by Seller for each of the three months ended September 30, 1995, October 31, 1995 and November 30, 1995 (the "Monthly General Ledger"). The Financial Statements have been, and the Pre-Closing Balance Sheet and the Final Balance Sheet will be, prepared from the books and records of Dimmit in accordance with GAAP (without footnotes and year-end adjustments) applied on a consistent basis with prior periods and the Financial Statements fairly present the financial position of Dimmit as of such dates and the results of its operations as of the dates or throughout the periods indicated, and the Pre-Closing Balance Sheet and the Final Balance Sheet will fairly present the financial position of Dimmit as of the dates indicated thereon. The Monthly General Ledger has been prepared from the books and records of Dimmit and Seller, and the Monthly General Ledger fairly presents the operating expenses of the Business throughout the periods indicated thereon in all material respects. There has been no material adverse change in the Business since the date of the most recent Interim Financial Statement, and no event has occurred which could be expected to lead to or cause such a material adverse change.

                  Section 4.10 Capitalization;  Ownership.  The total authorized capital stock and the issued and  outstanding  capital of Dimmit is set forth on
Schedule 4.10. All of the shares of Dimmit Stock have been duly authorized and are validly issued, fully paid and nonassessable and are owned of record by Farah and Seller free and clear of all Liens, except as set forth on Schedule
4.10. At the Closing, Farah and Seller will convey to the New Subsidiary good and marketable title to the Dimmit Stock, free and clear of all Liens. There are no outstanding subscriptions, options, warrants, rights or privileges, preemptive or contractual, to acquire any shares of capital stock of Dimmit, or agreements therefor, or any securities or obligations of any kind convertible into any class of capital stock of Dimmit. Dimmit has no Subsidiaries and does not own any shares of stock or any other securities of any corporation and does not have any interest in any limited liability company, firm, partnership, association, joint venture, trust or other entity.

                  Section 4.11 Litigation. Except as set forth in Schedule 4.11,
(a) there are no legal actions, suits, proceedings, arbitrations, controversies or investigations (whether or not purportedly on behalf of or against any of the Seller Parties) pending or, to the knowledge of each of the Seller Parties, threatened or contemplated, by any Governmental Body or other party against any of the Seller Parties which relates to or affects Dimmit or the Purchased Assets, the Dimmit Assets or the Business or the transactions contemplated by this Agreement and (b) neither Farah, Seller nor Dimmit is a party to or subject to any judgment, order, writ, injunction or decree which relates to or affects Dimmit or the Purchased Assets, the Dimmit Assets or the Business or the transactions contemplated by this Agreement.

                  Section 4.12 Contracts. Schedule 4.12 contains a complete and correct list of all of the contracts, leases, agreements and commitments (the "Contracts") relating to or affecting Dimmit or the Purchased Assets, the Dimmit Assets or the Business which by its terms or is currently expected to result in the payment or receipt by any of the Seller Parties of more than $10,000 and the Seller Parties have heretofore delivered or made available to Buyer Parties true and complete copies of each such written Contract and a true and complete summary of each such oral Contract. The Contracts are valid and binding obligations of Seller or Dimmit, as the case may be, and are enforceable by and against Seller or Dimmit, as the case may be, in accordance with their respective terms, and the Contracts listed in Schedule 4.12 have not been modified or amended except as disclosed in Schedule 4.12 or in any other Schedule to this Agreement and neither Farah, Seller nor Dimmit is a party or subject to or bound by, directly or indirectly, any other Contract which should be described in Schedule 4.12. Seller and Dimmit have performed all obligations required to be performed by them, have paid all amounts required to be paid by them and are not in default in any material respect, under any Contract and no event has occurred thereunder in each case which, with the lapse of time or the giving of notice or both, would constitute such a default and, to the knowledge of the Seller Parties, no other party to any Contract is in default in any material respect thereunder. Except as set forth on Schedule 4.4, none of the Contracts (including without limitation, the Contracts set forth on Schedule 2.1(c)), requires the consent of or the assignment by a third party in connection with the transactions contemplated hereby.

                  Section 4.13 Compliance with Laws. Schedule 4.13 sets forth a correct and complete list of all material Permits of any Governmental Body presently held by any of the Seller Parties in connection with the Business. The Permits listed in Schedule 4.13 constitute all material Permits which are required in order to allow Seller and Dimmit to continue to carry on the Business and use the Dimmit Assets and the Farah Assets with respect thereto as now conducted. The Seller Parties are in compliance in all material respects with such Permits and all applicable Governmental Rules required to be complied with in order to allow Seller and Dimmit to continue to carry on the Business and use the Farah Assets and the Dimmit Assets as now being conducted and used by it, and neither Farah, Seller or Dimmit has received any written notification of, or is aware of, any asserted failure to comply with any such Permits or Governmental Rules. The Farah Assets were temporarily imported into Mexico by Dimmit and are of United States of America origin, and to the knowledge of the Seller Parties the Farah Assets were imported in compliance in all material respects with Mexican customs law and regulations.

                  Section  4.14  Employee  Disputes.  Except  as  set  forth  on
Schedule 4.14, neither Farah, Seller nor Dimmit has any agreements, whether or not expired, with any union, trade association or other employee organization with respect to the Business or its operations and there are no unions, trade associations or other organizations representing or purporting to represent or attempting to represent any employees of Seller (who are involved in the Business) or Dimmit. There are no pending or threatened disputes, grievances, charges, complaints, petitions or proceedings involving the employees of Seller (who are involved in the Business) or Dimmit or any collective bargaining representatives, and there is not pending or threatened, any strike, lockouts or general work stoppages which would cause a cessation of operations of the Business or any facility of the Business, and neither Seller nor Dimmit has been the subject of any orders to show cause, notices of debarment or administrative proceedings relating to its employment practices with respect to the Business.

                  Section 4.15 Insurance. The Seller Parties have adequate insurance coverage for the Purchased Assets, the Dimmit Assets and the operation of the Business. Set forth on Schedule 4.15 is a complete and correct list of all policies of insurance carried by any of the Seller Parties or pursuant to which any of the Seller Parties (only as such insurance policies relate to Dimmit, the Purchased Assets, the Dimmit Assets or the Business) is named beneficiary or pursuant to which the Purchased Assets, the Dimmit Assets or the Business are insured. All of such policies are in full force and effect; all premiums due and payable in respect of such policies have been paid in full; and there exists no default or other circumstance which would create the substantial likelihood of the cancellation or non-renewal of any such policy. The Seller Parties have notified such insurers of any material claim known to any of the Seller Parties which they believe is covered by any such insurance policy and have delivered or made available to the Buyer Parties, a copy of any such claim.

                  Section 4.16 Taxes.

         (a) Each of Farah, Seller and Dimmit have timely and duly filed (giving effect to extensions duly taken) all federal, state, local or foreign Tax returns or reports required to be filed by, or with respect to, Dimmit, the Purchased Assets, the Dimmit Assets, or the Business on or prior to the date hereof, and will have so filed all such returns or reports required to be filed by them on or prior to the Closing Date.

         (b) The Tax returns and reports described in subparagraph (a) above reflect or will reflect accurately all liability for taxes, charges, fees, levies or other assessments of any nature whatsoever (including without limitation, all federal, state, local and foreign income taxes, estimated taxes, value added taxes, excise taxes, sales taxes, use taxes, transfer taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, ad valorem taxes, property taxes and import and export duties, whether or not measured in whole or in part by net income), together with any related penalties, interest and additions to taxes (any of the foregoing being referred to herein as a "Tax"), for the periods covered thereby. Farah, Seller and Dimmit have paid or will pay all Taxes required to be paid by each of them with respect to the periods and/or the returns and reports described in subparagraph (a) above. All Taxes with respect to Dimmit, the Purchased Assets, the Dimmit Assets or the Business not yet due but incurred on or before the Closing Date (including without limitation, Taxes arising out of the transactions hereby contemplated) are or will be adequately disclosed and fully provided for on the books and records and the financial statements of Farah, Seller and Dimmit. Farah, Seller and Dimmit have fully and timely collected, withheld and/or paid over all Taxes with respect to Seller, Dimmit or any of their respective employees (including, without limitation, income and social security Taxes) or with respect to the Purchased Assets, the Dimmit Assets or the Business that are required to be collected, withheld and/or paid over to a Governmental Body or taxing authority.

         (c) Except as set forth in Schedule 4.16(c), neither Farah, Seller or Dimmit are currently being audited by any Governmental Body or taxing authority with respect to the periods and/or the returns and reports described in subparagraph (a) above, and there are no claims or assessments pending against Farah, Seller or Dimmit with respect to Dimmit, the Purchased Assets, the Dimmit Assets or the Business. Neither Farah, Seller nor Dimmit has agreed to waive or extend the statute of limitations with respect to any such Taxes or Tax returns or reports or is a party to any agreement providing for the allocation or sharing of any such Taxes or has a contractual obligation to indemnify any other person with respect to any such Taxes. No written claim has ever been made by a Governmental Body or taxing authority in a jurisdiction where Farah, Seller or Dimmit does not presently file Tax returns or reports with respect to Dimmit, the Purchased Assets, the Dimmit Assets or the Business that Farah, Seller or Dimmit is or may be subject to taxation by that jurisdiction. True, correct and complete copies of all Tax returns and reports filed by Farah, Seller or Dimmit with respect to Dimmit, the Purchased Assets, the Dimmit Assets or the Business (including, without limitation, any transfer pricing studies or reports prepared for or submitted to the Mexican taxing authorities) have been made available to Parent and Industries. True, correct and complete copies of any closing agreements with respect to Dimmit, the Purchased Assets, the Dimmit Assets or the Business which were entered into with any Governmental Body or taxing authority have heretofore been furnished to Parent and Industries.

                  Section 4.17 Finder's Fees. Neither Farah, Seller nor Dimmit has incurred any liability for finder's or brokerage fees or agent's commissions in connection with this Agreement or the transactions hereby contemplated.

                  Section 4.18 Environmental Compliance.  Except as set forth in
Schedule 4.18:

         (a) There are no pending, and the Seller Parties have no actual knowledge of any threatened, litigations or proceedings before any Governmental Body in which any person or entity alleges (i) the violation of any Environmental Law, or (ii) any Environmental Condition at, from or caused by operations now or previously conducted at the Piedras Factory or the Eagle Pass Warehouse, and none of the Seller Parties has (i) received any written notice of and has actual knowledge that any third party, Governmental Body or any employee or agent thereof, has determined or has alleged, or requires an investigation to determine that there exists any Environmental Condition or any violation of any Environmental Law; (ii) received any written notice under the citizen suit provision of any Environmental Law in connection therewith; or (iii) received any written request for inspection or request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with any Environmental Condition or as a result of any violation of any Environmental Law.

         (b) No Lien has been imposed or asserted on any of the Seller Parties' assets by any Governmental Body or other person in connection with any Environmental Law or Environmental Condition.

         (c) Each of the Seller Parties (i) has all Environmental Permits necessary for the activities and operations of the Business and for any past or ongoing alterations or improvements at the Piedras Factory or the Eagle Pass Warehouse, and (ii) is not in violation of any such Environmental Permits and has applied for renewals where necessary.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

                  Each  of  Parent  and   Industries,   jointly  and  severally,
represent and warrant to each of Farah, Seller and Dimmit the following:

                  Section 5.1 Corporate Status and Good Standing. Each of Parent and Industries is, and on the Closing Date the New Subsidiary will be, a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own and lease its properties and to conduct its business as the same exists on the date hereof and on the Closing Date. Each of Parent and Industries is, and on the Closing Date the New Subsidiary will be, duly qualified to do business as a foreign corporation in all states in which the nature of its business requires such qualification. except where the failure to be so qualified would not have a material adverse effect on such party.

                  Section 5.2 Authorization. Each of Parent and Industries has, and on the Closing Date the New Subsidiary will have, full corporate power and authority and its board of directors and stockholders have taken, and on the Closing Date the New Subsidiaries' Board of Directors and its stockholders will have taken, all necessary action to authorize it, to execute and deliver this Agreement and the Documents, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and each of this Agreement and the Documents constitutes, and with respect to the New Subsidiary will constitute as of the Closing Date, the valid and binding obligation of each of Parent, Industries and New Subsidiary that is a party hereto, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

                  Section 5.3 Non-Contravention. Neither the execution and delivery of this Agreement or any Document, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with or result in breach of or require notice or consent under any law, the charter or bylaws of either Parent, Industries or New Subsidiary or any provision of any agreement or instrument to which either Parent, Industries or New Subsidiary is a party, except for that certain Credit Agreement dated April 28, 1995, as amended, among Parent, Industries, First Union National Bank of North Carolina, as agent for the lenders thereunder, and the various lenders thereunder.

                  Section 5.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by either Parent and Industries in connection with this Agreement.

                  Section 5.5 New Subsidiary. On the Closing Date and prior to the consummation of the transactions contemplated herein, New Subsidiary will not have any business, will not conduct any business and will not have any operating assets, and Industries will own all of the issued and outstanding capital stock of New Subsidiary.

                  Section 5.6 Environmental Investigation. Buyer Parties acknowledge having inspected the Piedras Factory and Farah Assets, and having obtained a report of such investigations prepared by RMT, Inc.dated as of April, 1996.

                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1 Conduct of the Business Pending the Closing. (a) Each of the Seller Parties covenants and agrees that, between the date hereof and the Closing Date, the Business shall be conducted only in the ordinary course of business and in a manner consistent with the current practice of the Business; and each of the Seller Parties shall use its best efforts to preserve substantially intact the business organization of Dimmit and the Business, to keep available the services of the employees of Seller and Dimmit currently engaged in the Business so that they will be available to Buyer Parties and Dimmit after the Closing.

         (b) Except as contemplated by this Agreement, between the date hereof and the Closing Date, the Seller Parties shall not, without the consent of the Buyer Parties:

                  (i) incur any liability or obligation with respect to Dimmit, the Purchased Assets, the Dimmit Assets or the Business, absolute or contingent, except for any thereof in the ordinary course of business and in a manner consistent with current practice, or mortgage, pledge, subject to Lien or encumber any of the Purchased Assets or the Dimmit Assets;

                  (ii) increase the compensation payable or to become payable by the Seller or Dimmit to any employee of the Business, except for increases in salary or wages of its employees in accordance with past practices, or grant any severance or termination pay to (except as may be required by existing arrangements), or enter into any employment or severance agreement with, any such employee or establish, adopt or enter into any collective bargaining agreement, with respect to any such employees;

                  (iii)  enter  into any new  material   transaction,   contract
or  agreement  with  respect to the Business;

                  (iv) sell, assign, lease or transfer or otherwise dispose of any of the Purchased Assets or the Dimmit Assets, except sales in the ordinary course of the Business consistent with past practice;

                  (v) materially amend, modify or terminate any Contract affecting the Business other than in the ordinary course of the Business or permit any Environmental Permit or any Permit of any of the Seller Parties with respect to the Business to terminate or expire;

                  (vi) materially alter or revise the manner of keeping its books, accounts or records or the accounting practices, procedures or methods of Dimmit or the Business therein reflected;

                  (vii) fail to  maintain  Dimmit's  status  as  a   corporation
existing under the laws of Mexico;

                  (viii) make  any  investment  of  a  capital   nature  or  any
commitment therefor;

                  (ix) declare or make any dividend or any distribution or transfer of, or on, any of the Purchased Assets or the Dimmit Assets;

                  (x) create, suffer or incur any damage, destruction or loss (whether or not covered by insurance) or any other event or condition of any character which would have a material adverse effect on the Purchased Assets, the Dimmit Assets, Dimmit or the Business;

                  (xi) fail to maintain in full force and effect all insurance policies of any of the Seller Parties that relate to the Purchased Assets, the Dimmit Assets, Dimmit or the Business;

                  (xii) authorize for issuance, issue or sell any shares of Dimmit's capital stock or other securities; acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto; or

                  (xiii) fail to maintain all Farah Assets and Dimmit Assets material to the conduct of the Business in customary repair, order and condition, reasonable wear and tear excepted.

                  Section 6.2       Employees.

                  (a) Each of Parent and Industries agrees that prior to the Closing it will take no action which might encourage or cause employees of Seller or Dimmit employed at the Piedras Factory to cease their employment at the Piedras Factory. At or prior to the Closing, Industries or New Subsidiary will offer the employees of Seller presently employed at the Piedras Factory and set forth on Schedule 6.2(a) continued employment on such terms as Industries or New Subsidiary deems appropriate. Following the Closing, Dimmit employees will be allowed to continue to be employed at the Piedras Factory at the same level of seniority, wages and benefits presently offered Dimmit employees. Neither Parent, Industries or New Subsidiary nor any Affiliates thereof will be permitted to hire Dimmit's Import/Export manager at the time of Closing; provided, however, that from and after the Closing, the Seller Parties covenant and agree to make available to Buyer Parties and Dimmit Dimmit's Import/Export manager to assist with the continuing operations of Dimmit and the training of a new Import/Export manager until such time as a new Import/Export manager is adequately trained. A list of those people not eligible to be hired by Parent, Industries or New Subsidiary or Affiliates thereof is found on
         Schedule 6.2(b). Seller Parties covenant and agree that any employees of Seller or Dimmit who are not eligible to be hired by any of the Buyer Parties or their respective Affiliates (including without limitation, Dimmit's Import/Export manager) if terminated at or prior to Closing, will be terminated by Seller Parties in compliance with any severance obligations payable under Mexican law or otherwise and neither Buyer Parties or Dimmit shall assume or be responsible for any such severance obligations. From the date hereof, Seller Parties agree not to transfer or relocate employees to or from the Piedras Factory prior to the Closing, other than those employees set forth on Schedule 6.2(b). In carrying out their obligations under this Section 6.2(a), Buyer Parties and Seller Parties agree they will use their best efforts to minimize any severance obligations payable to employees of Seller or Dimmit at the time of Closing that any party may become responsible for under Mexican law as a result of the transactions contemplated hereby.

                  (b) Neither the Buyer Parties nor Dimmit shall assume any pension, retirement or employee stock ownership plans or any disability, medical, dental or other health plan, life insurance or other death benefit plans, profit sharing, deferred compensation, incentive compensation or severance plans, including without limitation, any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), covering any present or former employees of Farah or Seller employed in the Business and maintained or sponsored by Farah or Seller or to which Farah or Seller makes contributions (collectively, the "Employee Plans").


                  (c) Each of Farah, Seller, Dimmit, Parent and Industries agrees that for a period of three (3) years following the Closing, it will not, and will cause its Affiliates not to, employ, offer employment to, solicit, encourage, or entice any person employed by the other or an Affiliate of the other to terminate his employment with the other or take employment with it or its Affiliates.

                  Section 6.3 Consents. After the Closing, the Seller Parties and Buyer Parties will use their best efforts to obtain any consents required in connection with the transactions contemplated hereby that are necessary to effect the transactions contemplated hereby and that have not been previously obtained.

                  Section 6.4 Governmental Filings. As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it under applicable law, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other.

                  Section 6.5 Access to Information. Prior to the Closing, Buyer Parties may make such investigation of the business and properties of Seller and Dimmit as is reasonable and, upon reasonable notice, Seller Parties shall give to Buyer Parties and their counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the property, books, commitments, agreements, records, files and personnel of each of Seller and Dimmit, and Seller and Dimmit shall furnish to Buyer Parties during that period all copies of documents and information concerning the Business as Buyer Parties may reasonably request, subject to applicable law. Buyer Parties shall hold, and shall cause its counsel, accountants and other agents and representatives to hold, all such information and documents in confidence.

                  Section 6.6 Non-competition. For a period of three (3) years following the Closing, each of Buyer Parties agrees that it will not, either on its own account or in conjunction with or on behalf of any other person, directly or indirectly, and it will cause its Affiliates, officers, directors, agents and employees not to, solicit, entertain proposals from, bid on, or accept business from private label customers of Seller or its Affiliates listed on Schedule 6.6 (with the exception of The GAP).

                  Section 6.7 Other Action. Each of the parties shall use its reasonable efforts to cause the fulfillment at the earliest practicable date but, in any event, prior to the Closing Date of all of the conditions to their respective obligations to consummate the transactions under this Agreement.

                  Section 6.8 Access to Books and Records/Preparation of Reports. After Closing, Buyer Parties shall permit Seller Parties access, upon reasonable notice and during normal business hours, to and the right to make copies of any books, records and files related to Dimmit or the Business or that constitute part of the Purchased Assets or Dimmit Assets for any reasonable purpose, such as for use in litigation, environmental or financial reporting, Tax return preparation, or Tax compliance matters.

                  Section 6.9 Tax Returns. Farah and Seller will be responsible for the preparation and filing of all Tax returns or reports required to be filed by, or with respect to, Farah, the Seller, the Purchased Assets, the Dimmit Assets, Dimmit or the Business, but in the case of the Purchased Assets, the Dimmit Assets, Dimmit or the Business only for Tax periods ending on or prior to the Closing Date, and Farah or Seller will make all payments required to be made with respect to such Tax returns or reports. Buyer Parties shall be responsible for the preparation and filing of all Tax returns or reports required to be filed by, or with respect to, the Purchased Assets, the Dimmit Assets, Dimmit or the Business for Tax periods ending after the Closing Date. Buyer Parties will make all payments required to be made with respect to such Tax returns or reports; provided, however, that Farah and Seller shall pay to Buyer Parties within five (5) days prior to the due date (or extended due date) of such Tax returns and reports the amount of any Pre-Closing Taxes required to be made with respect to such Tax returns and reports to the extent not accrued on the Pre-Closing Balance Sheet or the Final Balance Sheet. For purposes of this Agreement, "Pre-Closing Taxes" means any Taxes attributable to (a) the operations of Dimmit or the Business (including, without limitation, Taxes in respect of the payment of wages, food coupons or other compensation to employees of Dimmit or Seller engaged in the Business), (b) the property or assets owned or used by Dimmit, (c) transactions engaged in by Dimmit or in connection with the Business, or (d) the ownership, use or possession of the Dimmit Assets or the Purchased Assets, in each case on or prior to the Closing Date. For purposes of this Agreement, Pre-Closing Taxes shall be determined by closing the books of the Business and/or Dimmit and/or the relevant Tax period as of the end of the Closing Date on an actual basis (if the relevant Tax period actually ends on the Closing Date) or on a pro forma basis as of the end of the Closing Date (if the relevant Tax period does not actually end on the Closing Date).

                  Section 6.10 Transfer Taxes. Any sales, use, stock transfer or other like Taxes or recording fees payable as a result of the transactions contemplated hereby shall be paid by Farah and Seller, and Farah and Seller shall, at their expense, timely file all necessary Tax returns and other documentation with respect to all such Taxes or fees and deliver copies of such Tax returns and other documentation to Buyer Parties promptly after filing. In furtherance and not in limitation of the foregoing, any income, gains or transfer Taxes that become payable in connection with the transactions contemplated by this Agreement (including, without limitation, any Mexican income or gains Taxes payable in connection with the sale of the Dimmit Stock hereunder) shall be paid by Farah and Seller.

                  Section 6.11 Cooperation and Exchange of Information. The Seller Parties and the Buyer Parties agree to provide each other with such cooperation and information as either of them reasonably may request or need of the other in connection with (a) the preparation of any Tax return of Dimmit or with respect to the Business, the Dimmit Assets or the Purchased Assets, (b) determining any Taxes or right to a refund of Taxes of Dimmit or with respect to the Business, the Dimmit Assets or Purchased Assets, (c) responding to any examination of Tax returns of Dimmit or with respect to the Business, the Dimmit Assets or Purchased Assets, (d) defending or prosecuting any proceeding in respect of Taxes assessed or proposed to be assessed against Dimmit or with respect to the Business, the Dimmit Assets or Purchased Assets and (e) the defense of any litigation or other proceeding relating to Dimmit, the Business, the Dimmit Assets or the Purchased Assets whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before or after the Closing Date.

                  Section 6.12 Environmental Inspection, Audit and Testing. The Buyer Parties shall have the right to cause an independent environmental consultant chosen by the Buyer Parties in their sole discretion, to inspect, audit, and test the Eagle Pass Warehouse for the existence of any and all Environmental Conditions and any and all violations of Environmental Laws (the "Environmental Audit") and to deliver a report describing the findings and conclusions of the Environmental Audit. The scope and sequence of the Environmental Audit shall be at the sole discretion of the Buyer Parties, and the Environmental Audit may be commenced on or after the date hereof. If the Environmental Audit reveals, or if at any time prior to Closing, the Buyer Parties otherwise become aware of the existence of any Environmental Condition on, at, under or about the Eagle Pass Warehouse or any violation of an Environmental Law, the Buyer Parties shall have, in their sole discretion, the right and option not to assume the lease for the Eagle Pass Warehouse.


                                   ARTICLE VII

                                 INDEMNIFICATION

                  Section 7.1 Seller Parties' Indemnity Obligations. Each of Farah and Seller, jointly and severally, shall indemnify each of Buyer Parties and Dimmit (including their officers, directors, employees and agents) against, and hold harmless from and against, any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by Buyer Parties or Dimmit or any of their respective Affiliates as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of Farah, Seller or Dimmit in this Agreement, (b) any violation or breach by Farah, Seller or Dimmit of or default by Farah, Seller or Dimmit under the terms of this Agreement, (c) any and all liabilities arising out of or related to Taxes of Farah or Seller (including without limitation, any and all Taxes that may be imposed on Farah or Seller pursuant to Treasury Regulation Section 1.1502-6 or any corresponding provision of any state, local or foreign Governmental Rule or otherwise by virtue of Farah or Seller being a member of an affiliated, consolidated, combined or unitary group), (d) any and all liabilities or obligations of Farah or Seller of any kind, character, nature or description whatsoever, whether known or unknown, direct or indirect, absolute or contingent, whether or not accruing or arising with respect to the period of time prior to, after or on the Closing Date, (e) any and all Pre-Closing Taxes,
(f) any and all liabilities or obligations of any kind, character, nature or description whatsoever, whether known or unknown, direct or indirect, absolute or contingent, that relates to or arises as a result of the ownership, use, possession or operation of the Purchased Assets, the Dimmit Assets, Dimmit or the Business at or prior to the Closing to the extent not reflected on the Pre-Closing Balance Sheet or the Final Balance Sheet, (g) any payments required to be made by Farah or Seller under Section 6.9 or 6.10, and (h) any claims or causes of action brought by the seller of the Water Treatment Equipment for unpaid amounts or otherwise. Each of Buyer Parties and Dimmit shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this
Section 7.1.
                  Section 7.2 Buyer Parties' Indemnity Obligations. Each of the Buyer Parties shall indemnify each of Farah and Seller (including their officers, directors, employees and agents) against, and hold them harmless from and against, any and all Indemnified Amounts incurred by Farah or Seller or any of their Affiliates as a result of (a) any material error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of Buyer Parties in this Agreement, (b) any violation or breach by Buyer Parties of or default by Buyer Parties under the terms of this Agreement, (c) any and all liabilities relating to or arising as a result of the ownership, use, possession or operation of the Purchased Assets, the Dimmit Assets, Dimmit or the Business after the Closing, and (d) any payments required to be made by Buyer Parties under Section 6.9. Each of Farah and Seller shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this
Section 7.2.

                  Section 7.3 Survival; Threshold and Limits of Liability. All representations and warranties made hereby by the parties to this Agreement shall, unless waived in writing, notwithstanding any examination by or on behalf of any party hereto and notwithstanding the consummation of the transactions hereby contemplated, survive the Closing for a period of eighteen (18) months from the Closing Date, other than the representations and warranties made in Sections 4.16 and 4.17 which shall survive for the statute of limitations applicable thereto (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"). Any claim for indemnification made in writing during the Survival Period shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. All covenants and agreements made hereby by the parties to this Agreement shall, unless waived in writing, survive the Closing without limitation. No party shall be liable for indemnification pursuant to Section 7.1(a), Section 7.2(a) or Section 7.7 (other than for breach of any representation or warranty contained in Sections 4.16 and 4.17) unless and until the aggregate amount of such liability (for all such claims) exceeds US$250,000, in which event the Indemnifying Party (defined below) shall be fully liable without regard to such threshold. Any liability under this Section 7 shall be limited in the aggregate to a maximum amount equal, in the case of the Seller Parties, to the Purchase Price.

                  Section 7.4   Indemnification   Procedures.   All  claims  for
indemnification under this Agreement shall be asserted and resolved as follows:

                  (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

                  Within ten (10) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and, if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to such Third Party Claim, whether the Indemnifying Party elects to defend the Indemnified Party with respect to such Third Party Claim.

                  If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and notifies the Indemnified Party that it elects to defend such Third Party Claim, the Indemnifying Party shall control negotiations toward resolution of such claim without the necessity of litigation, and if litigation ensues, to defend the same with counsel reasonably acceptable to the Indemnified Party, at the Indemnifying Party's expense, and the Indemnified Party shall extend reasonable cooperation in connection with such defense. The Indemnified Party shall be entitled to participate in, but not to control, the defense of any Third Party Claim resulting in litigation, at its own cost and expense; provided, however, that if the parties to any suit or proceeding shall include the Indemnifying Party as well as the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel that one or more legal defenses may be available to it that may not be available to the Indemnifying Party, then the Indemnified Party shall be entitled to elect to control such suit or proceeding, but the Indemnifying Party shall be obligated to bear the fees and expenses of counsel of the Indemnified Party, which shall be selected by the Indemnified Party in its complete and sole discretion. If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and the Indemnifying Party fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, the Indemnified Party shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and the Indemnifying Party shall be liable to the Indemnified Party for its expenses reasonably incurred or amounts paid in connection therewith. If the Indemnifying Party disputes its potential liability to the Indemnified Party within the Election Period or does not elect to defend such Third Party Claim, then the Indemnified Party shall be entitled to assume control of such negotiations or defense of action and the liability for the expense thereof, as well as any liability with respect to such Third Party Claim, shall be determined as provided in Section 7.5 below. If the Indemnifying Party disputes its potential liability to the Indemnified Party within the Election Period, and, if it is determined as provided in Section 7.5 that the Indemnifying Party is liable to the Indemnified Party with respect to such to such Third Party Claim, the Indemnifying Party may then assume the defense of such Third Party Claim.

                  If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 7 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                           Neither the Indemnifying Party nor the Indemnified Party shall settle, compromise, or make any other disposition of any Third Party Claim which would or might result in any liability to the Indemnified Party or the Indemnifying Party under this Section 7 without the written consent of such other party.

                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

                  Section 7.5 Disputes. If the Indemnifying Party disputes, either as to the amount or liability, that any claim described in a Claim Notice or an Indemnity Notice, as the case may be, is covered by such Indemnifying Party's covenant to indemnify contained in this Section 7, then the Indemnifying Party and the Indemnified Party agree to promptly negotiate in good faith to resolve their differences and to mutually agree upon an amount, if any, owed to Indemnified Party by the Indemnifying Party hereunder. If Indemnifying Party and Indemnified Party fail to resolve the dispute within thirty (30) days thereafter, the dispute shall be referred to non-binding mediation by a single mediator mutually agreed to by the Buyer Parties and Seller and conducted in Dallas, Texas. The cost of the mediator shall be paid one half by the Buyer Parties and one half by Seller. If the Indemnifying Party and Indemnified Party fail to agree within forty-five (45) days after the date such matter was referred to the mediator, the matter shall be resolved by binding and final arbitration of a single arbitrator mutually agreed to by the Buyer Parties and Seller conducted in Dallas, Texas in accordance with the rules of commercial arbitration of the American Arbitration Association. The prevailing party in any such arbitration proceeding shall be entitled to attorney's fees and other out-of-pocket expenses reasonably and necessarily incurred in connection with such proceeding, the amounts of which shall be contained in the award of the arbitrator.

                  Section 7.6 General. Except as contemplated by Section 7.3, the covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing without limitation. The rights of the parties to indemnification under this Section 7 shall not be limited due to any investigations heretofore made by such parties or their representatives, regardless of negligence in the conduct of any such investigations.

                  7.7      Environmental Indemnification.

                  (a) Except as set forth in this Section 7.7, the parties agree that all matters of, or relating to indemnification for liabilities and claims for environmental protection, compliance, non-compliance and violations ("Environmental Indemnification Matters") are dealt with exclusively in this Section 7.7 and are excluded from all other sections of this Agreement. Any other indemnification sections outside of Section 7.7 apply after the Closing to Environmental Indemnification Matters only if and to the extent that they are specifically referenced in this Section 7.7. All claims for Indemnified Amounts related to Environmental Indemnification Matters shall be asserted and resolved pursuant to the limitations and procedures stated in Sections 7.3, 7.4 and 7.5.

                  (b) Buyer  Parties and Seller  Parties agree that this Section
         7.7 merges and states all of their respective rights, risks, duties and obligations, causes of action, remedies, claims, exposures, liabilities and the like to one another and to their respective present and future Affiliates with respect to any claims for Indemnified Amounts related to Environmental Indemnification Matters.
                  (c) Farah and Seller, jointly and severally, shall indemnify and hold each of the Buyer Parties and Dimmit harmless from and against any and all Indemnified Amounts which may be incurred by any of Buyer Parties or Dimmit by reason of, resulting from, in connection with or arising in any manner whatsoever from any Environmental Condition or violation or claimed violation of any Environmental Laws relating to or arising as a result of the ownership, use, possession or operation at or prior to the Closing of the Purchased Assets, the Dimmit Assets, Dimmit or the Business.

                  (d) Buyer Parties and Dimmit, jointly and severally, shall indemnify and hold Seller Parties harmless from and against any and all Indemnified Amounts which may be incurred by Seller Parties by reason of, resulting from, in connection with or arising in any manner whatsoever from any Environmental Condition or violation or claimed violation of any Environmental Laws relating to or arising as a result of ownership, use, possession or operation of the Purchased Assets, the Dimmit Assets, Dimmit or the Business after the Closing.

                  (e) Notwithstanding any other term in this Agreement, Buyer Parties acknowledge that the water treatment equipment supplied to the Piedras Plant by Water Technologies Incorporated pursuant to an agreement to purchase dated November 15, 1994 ("Water Treatment Equipment") is not operating as represented and warranted by Water Technologies Incorporated. After the Closing, Buyer Parties assume all responsibility for the operation, repair and maintenance of the Water Treatment Equipment and hereby release Seller Parties from and against any and all claims for Indemnified Amounts related to the operation, repair and maintenance of the Water Treatment Equipment after the Closing.

                  7.8 Subrogation. Each indemnitor is subrogated to the rights, claims, remedies, defenses and causes of action against all other persons or entities that are or may be available to each indemnitee; and each indemnitee claiming hereunder, upon making a claim for defense and/or indemnification, shall tender to its indemnitor all such rights, claims, remedies and causes of action.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                  Section 8.1 Conditions Precedent to Obligations of the Buyer Parties. The obligation of the Buyer Parties to consummate the purchase under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Buyer Parties in their sole discretion):
                  (a) all representations and warranties of the Seller Parties contained in this Agreement shall, if specifically qualified by materiality, be true and correct, and, if not so qualified, be true and correct in all material respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

                  (b) the Seller Parties shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Seller Parties prior to or at the Closing;

                  (c)  the  Buyer  Parties  shall  have  been  furnished  with a certificate, dated the Closing Date, executed by an officer of each of Farah, Seller and Dimmit certifying to the fulfillment of the conditions specified in Sections 8.1(a) and 8.1(b) hereof;

                  (d) no provision  of any  applicable  Governmental  Rule shall prohibit, and there shall not be in effect any injunction, restraining order, judgment or decree issued by a court of competent jurisdiction in any action or proceeding against, the consummation of this Agreement;

                  (e) Seller shall have paid-in-full all obligations under the leases for the leased equipment set forth on Schedule 8.1(e) attached hereto such that Seller will have obtained the full right to sell and transfer to Buyer good and marketable title to such leased equipment, free and clear of any and all Liens other than Permitted Liens, and all Liens on the Farah Assets and the Dimmit Assets other than Permitted Liens shall have been released;

                  (f) Since March 31, 1996, there shall not have occurred any damage, destruction or loss relating to the Business or any of the Purchased Assets or Dimmit Assets, whether or not covered by insurance, which has had or may reasonably be expected to have a material adverse effect on the Purchased Assets, the Dimmit Assets, Dimmit or the Business, nor shall there have occurred any other event or condition (other than an event or condition relating to the industry of the Business, the financial markets or the economy generally) which has had or which reasonably may be expected to have a material adverse effect on the Purchased Assets, the Dimmit Assets, Dimmit or the Business;

                  (g) all documents required to be executed and/or delivered by Seller Parties pursuant to Section 9.1 shall have been so executed and/or delivered;

                  (h) the Assembly (Maquila) and Technical Assistance Agreement between Seller (as successor in interest to Radco Sportswear, Inc.) and Dimmit shall have been terminated;

                  (i) Buyer  Parties  shall have  received an opinion of Baker &
         McKenzie-Juarez,   with  respect  to  Dimmit,  in  form  and  substance
         reasonably satisfactory to the Buyer Parties;

                  (j) the Seller Parties shall have obtained all consents and approvals required by the Seller Parties to consummate the transactions as contemplated hereby; and

                  (k) the Buyer Parities shall have received written confirmation in form and substance reasonably satisfactory to them that each of the options to extend the terms of each of the real property leases for the real property comprising the Piedras Factory (which original terms expired on April 30, 1995) have been duly exercised in accordance with the terms thereof and that the terms of each such lease has been duly and validly extended as provided therein.

                  Section 8.2 Conditions Precedent to Obligations of the Seller Parties. The obligation of the Seller Parties to consummate the sale under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Seller Parties in their sole discretion):

                  (a) all representations and warranties of the Buyer Parties contained in this Agreement shall, if specifically qualified by materiality, be true and correct, and if not so qualified, be true and correct in all material respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

                  (b) Buyer Parties shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer Parties prior to or at the Closing;

                  (c) Seller Parties shall have been furnished with a certificate, dated the Closing Date, executed by an officer of each of Parent, Industries and New Subsidiary certifying to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b) hereof;

                  (d) no provision  of any  applicable  Governmental  Rule shall prohibit, and there shall not be in effect any injunction, restraining order, judgment or decree issued by a court of competent jurisdiction in any action or proceeding against, the consummation of this Agreement;

                  (e) All documents required to be executed and/or delivered by Buyer Parties pursuant to Section 9.2 shall have been so executed and/or delivered;

                  (f)  New  Subsidiary  shall  have  become  a  party  to   this
         Agreement and shall have agreed to be bound by the terms hereof as a Buyer Party; and

                  (g) Buyer Parties shall have obtained all consents and approvals required by the Buyer Parties to consummate the transactions contemplated hereby.

                  Section 8.3 Mutual Conditions. The obligation of the Buyer Parties to consummate the purchase, and the Seller Parties to consummate the sale, under this Agreement is subject to the occurrence prior to or at the Closing of each of the following conditions (any of which may be waived by the parties):

                  (a) Approval by all necessary U.S. and Mexican governmental and regulatory entities being received and the obtaining of all necessary consents and permits for the transactions contemplated hereby by all parties; and

                  (b) Industries and New Subsidiary having entered into an Assembly Services Agreement substantially in the form of Exhibit A annexed hereto (the "Assembly Services Agreement") wherein Industries and New Subsidiary will cause Dimmit to produce garments for Seller or its Affiliates for a period of time following the purchase and sale contemplated hereby. In the event of a conflict between the terms of this Agreement and the terms of the Assembly Services Agreement, this Agreement shall control.

                                   ARTICLE IX

                              DELIVERIES AT CLOSING

                  Section 9.1 Documents to be Delivered by the Seller Parties. At the Closing, the Seller Parties shall deliver, or cause to be delivered, to the Buyer Parties the following:

                  (a) a copy of resolutions of the board of directors of each of Farah, Seller and Dimmit authorizing the execution, delivery and performance of this Agreement by each such party and a certificate of the secretary or assistant secretary of each such party, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                  (b)   the officer's certificate referred to in Section 8.1(c);

                  (c) such bills of sale and deeds, assignments and any other necessary instruments, satisfactory in form and content and approved prior to the Closing by Buyer Parties, conveying good and marketable title to all the Purchased Assets to Buyer Parties;

                  (d) a  stock  certificate  or  certificates  representing  all
         outstanding   shares  of  Dimmit  Stock,  duly  endorsed  in  blank  or
         accompanied by an irrevocable stock power duly endorsed in blank;

                  (e) the  Assembly  Services  Agreement   duly   executed   and
         delivered by Seller;

                  (f) such  opinions,  consents  of  third  parties  and   other
         certificates  required  pursuant to Sections 8.1 and 8.3; and

                  (g) a duly sworn affidavit of Seller dated as of the Closing Date that the Seller is not a "foreign person," setting forth Seller's taxpayer identification number and otherwise meeting the requirements of Section 1445(b)(2) of the Code and the Treasury Regulations promulgated thereunder.

                  Section 9.2 Documents to be Delivered by the Buyer Parties. At the Closing, the Buyer Parties shall deliver, or cause to be delivered, to the Seller Parties the following:

                  (a) the wire transfer referred to in Section 2.5;

                  (b) a copy of resolutions of the board of directors of each of Parent, Industries and New Subsidiary authorizing the execution, delivery and performance of this Agreement by each such party and a certificate of the secretary or assistant secretary of each such party, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                  (c)  the officer's  certificate referred to in Section 8.2(c);
         and

                  (d)  the Assembly  Services  Agreement   duly   executed   and
         delivered by Industries and New Subsidiary.

                                    ARTICLE X

                               GENERAL PROVISIONS

                  Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement executed by the Seller Parties and Buyer Parties;

                  (b) by Buyer Parties,  if any of the  conditions  specified in
         Section 8.1 hereof shall not have been satisfied or waived in writing by the Buyer Parties on or before July 31, 1996; or

                  (c) by the Seller Parties, if any of the conditions specified in Section 8.2 hereof shall not have been satisfied or waived in writing by the Seller Parties on or before July 31, 1996;

         provided, however, that a party shall not be allowed to exercise any right of termination pursuant to this Section 10.1 if the event giving rise to such termination right shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

                  Upon such termination, none of the parties nor any other person shall have any liability or further obligation arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination, except that the provisions of Sections 10.2, 10.4, and 10.8 shall continue to apply.

                  Section 10.2    Confidentiality; Publicity; Books and Records.

                  (a) Neither Farah, Seller nor its Affiliates will, directly or indirectly, disclose or provide to any other person any non-public information of a confidential nature concerning the business or operations of any of the Buyer Parties or Dimmit or an Affiliate thereof, including without limitation, any process, chemical formulations or other proprietary information of any of the Buyer Parties or Dimmit or an Affiliate thereof used in the Piedras Factory, which becomes known to Farah, Seller or an Affiliate thereof after the Closing, except as is required in governmental filings or judicial, administrative or arbitration proceedings. In the event that Farah, Seller or an Affiliate of either becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, such party shall, and shall cause any Affiliate to, provide Buyer Parties with prompt notice of such requirement so that Buyer Parties may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, such party shall, and shall cause any Affiliate to, furnish only that portion of the information that such party or any Affiliate, as the case may be, is advised by its counsel is legally required and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by such party or any Affiliate that was not permitted by this Agreement.

                  (b) None of the Buyer Parties nor its Affiliates will, directly or indirectly, disclose or provide to any other person any non-public information of a confidential nature concerning the business or operations of Seller or Dimmit or an Affiliate thereof, including without limitation, any processes, chemical formulations or other proprietary information of Seller or Dimmit or its Affiliates known or which becomes known to any of the Buyer Parties or Affiliates thereof as a result of the transactions contemplated hereby or Dimmit's operation  of the  Piedras  Factory  after  the  Closing,  except as is required in governmental filings or judicial, administrative or arbitration proceedings. In the event that any Buyer Party or any Affiliate thereof becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, such party shall, and shall cause any Affiliate to, provide Seller Parties with prompt notice of such requirements so that Seller Parties may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, such party shall, and shall cause any Affiliate to, furnish only that portion of the information that such party or Affiliate, as the case may be, is advised by its counsel as legally required, and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by such party or any Affiliate that was not permitted by this Agreement.

                  (c) Subject to applicable securities law or stock exchange requirements, the parties hereto will promptly advise, and obtain the approval of, the other parties before issuing any press release with respect to this Agreement or the transactions contemplated hereby.

                  (d) For a period of five years after the Closing Date, Buyer Parties will preserve and retain the books and records of Seller and Dimmit constituting part of the Purchased Assets and make such books and records available at the then current administrative headquarters of Buyer Parties to each of Seller and Dimmit and its officers, employees and agents, upon reasonable notice and at reasonable times, at Seller Parties' cost and expense, it being understood that Seller Parties shall be entitled to make copies of any such books and records as they deem reasonable.

                  Section 10.3 Expenses. Buyer Parties and Seller Parties shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein, except as otherwise provided herein.

                  Section 10.4 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.
                  Section 10.5 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

                  Section 10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered; (ii) on the first day after transmission of a confirmed facsimile sent to the other party at the facsimile number below; (iii) one business day after deposit thereof for overnight delivery with a nationally recognized overnight courier service; or (iv) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

                  (a)      If to Buyer Parties, to:

                           Galey & Lord, Inc.
                           7736 McCloud Rd.
                           Greensboro, NC
                           Attn: Mike Harmon
                           910-665-3037
                           910-665-3113 (fax)

                           With a copy to (which shall not constitute notice):

                           Rosenman & Colin LLP
                           575 Madison Avenue
                           New York, NY 10022
                           Attn: Howard S. Jacobs
                           212-940-8800
                           212-940-8776 (fax)

                  (b)      If to Seller Parties, to:

                           Farah U.S.A., Inc.
                           8889 Gateway West
                           El Paso, Texas 79925
                           Attention: Timothy B. Page
                           (915) 593-4500
                           (915) 593-4545 (fax)

                           With a copy to (which shall not constitute notice):

                           Baker & McKenzie
                           4500 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas 75201
                           Attention: Daniel W. Rabun
                           (214) 978-3000
                           (214) 978-3099 (fax)

                  Section 10.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party.

                  Section 10.8 Choice of Law; Section Headings; Table of Contents. This Agreement shall be governed by the internal laws of the State of New York (without regard to the choice of law provisions thereof). The United Nations Convention on the International Sale of Goods is hereby excluded from application to this Agreement and any transaction pursuant to this Agreement. The section headings and any table of contents contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  Section 10.9 English Controlling. For purposes of convenience, this Agreement may be translated into Spanish, but it is understood that the English version of this Agreement (and the schedules and exhibits) will control for all purposes. In case of a conflict in meaning between the two versions, the parties are responsible for performing in accordance with the English version hereof.

                  Section 10.10 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent or for any reason, such provision shall be severed from this Agreement and the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. A provision which is valid, legal and enforceable shall be substituted for the severed provision.

                  Section 10.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  Section 10.12 Force Majeure. No Buyer or Seller shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) acts of God; or (2) fires, strikes, embargoes, war, or riot. Any delay resulting from any of these causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

                  Section 10.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                      GALEY & LORD, INC.


                                      By:  /s/ Arthur C. Wiener
                                      Arthur C. Wiener, Chairman of the Board,
                                      President and Chief Executive Officer


                                      GALEY & LORD INDUSTRIES, INC.


                                      By:  /s/ Arthur C. Wiener
                                      Arthur C. Wiener, Chairman of the Board,
                                      President and Chief Executive Officer


                                      FARAH INCORPORATED


                                      By:  /s/ Timothy B Page
                                      Timothy B. Page, Executive Vice President


                                      FARAH U.S.A., INC.


                                      By:  /s/ Timothy B. Page
                                      Timothy B. Page, Executive Vice President


                                      DIMMIT INDUSTRIES, S.A. de C.V.


                                      By:  /s/ Richard C. Allender
                                      Richard C. Allender, President

                                    EXHBIT A


                           ASSEMBLY SERVICES AGREEMENT


         This Assembly Services Agreement (the "Agreement") is entered into as of __________, 1996 by and between Farah U.S.A., Inc., a Texas corporation (the "Company"), and _____________________, a Delaware corporation ("Contractor").

                                                          RECITALS

         1. Company and Contractor have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of May 20, 1996 by and among Farah Incorporated, a Texas corporation, Company, Dimmit Industries, S.A. de C.V., a Mexican corporation and a subsidiary of Company ("Dimmit"), Galey & Lord, Inc., a Delaware corporation, Galey & Lord Industries, Inc., a Delaware corporation, and Contractor.

         2. As part of the Asset  Purchase  Agreement,  Contractor  will acquire
Dimmit's garment manufacturing facility located in Piedras Negras, State of Coahuila, Mexico (the "Piedras Factory"), at which Dimmit has produced garments for Company.

         3. Company desires to enter into an agreement with Contractor for certain garment assembly and other production services, including sewing and finishing (the "Services"), whereby Contractor will, or will cause Dimmit to, assemble and/or manufacture ("Manufacture") for it certain men's, women's and boys apparel (the "Garments") at the Piedras Factory, in accordance with the specifications and instructions of Company.

         4. Contractor is willing to Manufacture for Company the Garments under the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                               GENERAL DEFINITIONS

                  The terms set forth below in this Article I shall have the meanings ascribed to them below:

     Affiliate: with respect to any person, means any person that directly or indirectly controls, is controlled by or is under common control with such person.

     best efforts: means a party's efforts in accordance with reasonable commercial practice and/or consistent with Company's past practice in operating the Piedras Factory.

     Finished Good: means any Garment that is 100% complete and packed in a shipping carton awaiting shipment to Company.

     person:  means any  individual,  firm,  corporation,  partnership,  limited
liability   company,   joint   venture,   association,   trust,   unincorporated
organization, government or agency or subdivision thereof or any other entity.

     Subsidiary: of any person, means any entity, more than 50% of the outstanding voting interests of which are owned, directly or indirectly, by such person, by one or more other Subsidiaries of such person or by such person and one or more other Subsidiaries of such person.

                                   ARTICLE II

                               SCOPE OF AGREEMENT

         Section 2.1       General Services.

                  (a) Contractor covenants and agrees to Manufacture the Garments that Company requests it Manufacture at the Piedras Factory, utilizing the tools, machinery, equipment, fixtures and computer systems of Contractor located in and at the Piedras Factory. Contractor agrees and guarantees that the Services shall be carried out in a good and workmanlike manner in compliance with the patterns, specifications and instructions of Company provided to Contractor in writing from time to time as specified herein.

                  (b) Contractor shall have available at the Piedras Factory to provide the Services all facilities, employees, technical means, tools, machinery, equipment, fixtures, spare parts, computer systems and any other items required for the rendering of the Services other than Materials (as defined below).

                  (c) The bulk of the Services will consist of the sewing and finishing of Garments by Contractor with Materials (defined below) provided Contractor by Company. Contractor's intent is to provide Company ample time to make a smooth transition to other production facilities following the close of the transactions contemplated by the Asset Purchase Agreement (the "Closing"), and to retain Company as a long term customer of Contractor for some portion of Company's production. Contractor understands and acknowledges that the Piedras Factory constitutes a major portion of Company's current production and that Company's ability to maintain a high rate of delivery to Company's customers is critical to the business of Company and its reputation with its customers.

         Section 2.2       Sewing and Finishing.

                  (a) Contractor will provide certain sewing Services to Company as part of the Manufacture of Garments contemplated under this Agreement. Company will provide Contractor cut fabric, trim and shipping boxes ("Sewing Materials"), export/import services and written specifications for the Manufacture of unfinished Garments. Contractor will provide all other goods and services necessary to produce a sewn, unfinished garment.

                  (b) Contractor will provide certain finishing Services to Company as part of the Manufacture of Garments contemplated under this Agreement. Company will provide Contractor all labels, tickets, shipping cartons, hangers and other necessary trim items ("Finishing Materials") to produce a finished Garment. "Sewing Materials," "Finishing Materials" and any fabric, pieces, semi-finished or finished Garments, or raw or other materials provided Contractor under this Agreement are referred to herein as "Materials". Contractor will provide all other goods and services necessary to produce a finished, sewn Garment, including without limitation: washing, processing, enzyme treatment, oven curing, pressing, labeling, inspecting, repairing, tagging and packing. Company will provide Contractor any chemicals necessary for finishing Garments, or Contractor may obtain any such chemicals directly from vendors approved in writing by Company and Company will reimburse Contractor for the cost of such chemicals.

         Section 2.3 Quantities. The quantities of sewing and finishing Services required by Company following the Closing are set out in the attached
Schedule 2.3 entitled: "Expected Assembly Services Agreement Quantities." Company will require the quantities shown on Schedule 2.3.

         Section 2.4  Work-in-Process.  In  accordance  with the  provisions  of
Section 2.2(a) of the Asset Purchase Agreement, Company and Contractor have agreed that work-in-process ("WIP"), Materials and finished Garments of Company located at the Piedras Factory on the date of Closing are the property of Company. An inventory and accounting will be performed on the date of Closing to determine the total number of units of WIP, Finished Goods and Materials located at the Piedras Factory. Upon the completion of sewing and finishing of units of WIP on the date of Closing and subject to the terms and conditions of this Agreement, Company will pay Contractor a price which is 50% of the prices set forth on Schedule 4.1. Company will not pay Contractor for any units determined to be Finished Goods on the date of Closing.

         Section 2.5 Production and Delivery Schedules. Company will provide Contractor on a weekly basis an estimated rolling 12 week production requirements schedule by sewing line and finishing type (each, a "Production and Delivery Schedule"). Each Production and Delivery Schedule will show quantities required by line, required delivery dates (each, a "Delivery Date"), "do not ship before" dates and priorities.

         Section 2.6 Type of Production. Company will determine in its sole discretion and consistent with Company's past practices in operating the Piedras Factory what Garments will be Manufactured by Contractor pursuant to this Agreement, as well as in what amounts, numbers or quantities and the types and qualities of Materials that will be used by Contractor (whether provided by Company or acquired by Contractor) in performing Services hereunder.

         Section 2.7 Line Loading. Company will issue Cuts for sewing and finishing to Contractor as required by Schedule 2.3; provided, however, that should Contractor fail to produce the average number of units required by
Schedule 2.3, measured on a weekly basis, for each sew line and each finishing line, Company shall only be required to issue Cuts equal to the average number of units actually being produced by Contractor in each sew and finish line. In addition, Company shall not be required to issue Cuts if the total number of days of WIP in the Piedras Factory exceeds an average of 8.5 for sewing or 3.5 for finishing, as measured on a weekly basis by dividing average WIP for the week by 5. Company acknowledges that such averages are consistent with Company's past practices in operating the Piedras Factory. If the average number of days of WIP exceeds 8.5 for sewing and 3.5 for finishing, Company will not be required to issue Cuts until the average number of days of WIP falls below the thresholds described above. As used herein, the term "Cut" means a group of Garments generally of the same style, color and manufacturing specification that Company provides to Contractor to Manufacture. A Cut is identified by a unique number assigned by Company known as "cut number" and can consist of units of Garments to either sew, finish or both.


                                   ARTICLE III

                                   DELIVERIES

         Section 3.1 Deliveries. Contractor will perform the Services and Manufacture the Garments as required by each Production and Delivery Schedule, in the priority sequence requested by Company and within the requested time frames. Company will work closely with Contractor to ensure that Contractor receives Production and Delivery Schedules and all Materials necessary in a timely manner. In the event that Contractor cannot meet a Production and Delivery Schedule, Contractor will immediately notify Company in writing, and Contractor agrees to make every effort (including through the use of overtime and the addition of personnel at cost to Contractor, consistent with Company's past practices in operating the Piedras Factory) to achieve and to meet the Production and Delivery Schedules and Delivery Dates. Neither party to this Agreement will charge the other party for the inability to achieve and to meet the Production and Delivery Schedules and Delivery Dates provided that each party uses its best efforts to perform under this Agreement and provided that Company does not make unreasonable delivery requests that are inconsistent with Company's past practices in operating the Piedras Factory.

         Section 3.2 FOB Point. Once Manufacture of the Garments has been completed, Contractor shall be responsible for delivering the completed Garments FOB Piedras Negras, State of Coahuila, Mexico by loading such Garments onto delivery trailers provided or designated by Company (the "FOB Point"). Contractor agrees to load the Garments onto the delivery trailers in accordance with the Production and Delivery Schedule, and any other written priority instructions provided by Company. Contractor shall be responsible for spotting and queuing delivery trailers at the Piedras Factory, and Company will be responsible for moving the delivery trailers on and off the grounds of the Piedras Factory. Company shall be the importer of record for the Materials and exporter of record for the Garments.

         Section 3.3 Time of Essence. The Delivery Date set forth on the Production and Delivery Schedule shall be the last date that Contractor can deliver the Garments to the FOB Point and Contractor acknowledges and agrees that time is of the essence and that consistent and/or repeated delivery of Garments to the FOB Point more than three (3) days after the Delivery Date shall result in Company and Contractor renegotiating and agreeing upon revised Production and Delivery Schedules and Delivery Dates (provided that delays are not caused by acts of Company), even if the Garments are nonetheless accepted by Company after said date. No Partial Shipments are allowed unless expressly authorized in advance and in writing by Company. Notwithstanding the above, Company agrees and acknowledges that it will (subject to Articles VI and VII of this Agreement) accept all completed Garments produced by Contractor under this Agreement provided that (i) any completed Garment is delivered to the FOB Point no more than 10 days after the date of the first shipment of Garments from the same Cut number (provided that delays are not caused by acts of Company), and
(ii) Contractor is not consistently and/or repeatedly delivering Garments to the FOB Point after the Delivery Date. As used herein, the term "Partial Shipment" means any shipment of less than 99% of the total original number of units in a Cut delivered by Company to Contractor for Manufacture.

         Section 3.4 Late Delivery. Subject to the terms of Section 3.3 above, if any Garments are completed and made available to Company after the Delivery Date, Company may, at its sole option and without waiving any of its other rights and remedies, accept the Garments or any proportion and offset its actual costs and expenses including delivery costs, arising from Contractor's delay or breach of any provision of this Agreement.

         Section 3.5 Risk of Loss. Contractor assumes all risk of loss from the time Materials provided by Company are delivered to Contractor until the time Garments (or Materials, if appropriate) are delivered by Contractor to the FOB Point and upon execution of the shipping documents by the carrier of the Garments.


                                   ARTICLE IV

                                PRICE AND PAYMENT

         Section 4.1 Price. Company will pay Contractor for the Services in accordance with the price schedule attached as Schedule 4.1.

         Section 4.2 Payment. All payments due hereunder shall be in United States of America dollars and are due and payable at the address of Company or Contractor, as appropriate, set forth under Section 15.4 hereof. All shipments shall be invoiced by Contractor at the time of delivery of the Garments to Company. Payment shall be net seven (7) days after clearing U.S. Customs from the date of invoice.

                                    ARTICLE V

                 OWNERSHIP OF GARMENTS, MATERIALS AND EQUIPMENT

         Section 5.1 Ownership. Contractor understands and acknowledges that it shall under no circumstances be considered to have any ownership or proprietary interest in the Garments, the Materials[, or in any equipment and/or machinery] which Company or any affiliate thereof may now or in the future deliver to Contractor. Company is under no obligation to provide Contractor any equipment and/or machinery necessary to provide the Services.

         Section 5.2       Materials.

                  (a) With respect to all Materials provided Contractor by Company, Contractor agrees to take delivery of, store and hold said Materials as agent for Company and to comply with Company's instructions for the care of such Materials. Contractor shall have no right, title or interest in such Materials and agrees to keep them free and clear of all Liens. Company shall retain title to all Materials (whether cut or part of any Finished Goods).

                  (b) At any time that Company ships any item, including Materials, to Contractor, Company will provide shipping documentation for each shipment delivered to Contractor showing the quantities of each type of Materials delivered. Contractor must notify Company in writing within two (2) business days of receipt of each shipment of any discrepancies between quantities Contractor has received and the quantities set forth in Company's shipping documents. Company will provide Materials to Contractor based on Company's standards for such Materials, consistent with Company's past practices. Contractor must notify Company in writing on a weekly basis of any unused Materials. At Company's request, Contractor must return any unused Materials to Company at Company's sole cost and expense. Contractor will reimburse Company for any usage of Materials in excess of Company's standards (reimbursement to include the cost of transportation to the Piedras Factory) and for all actual costs and expenses after delivery to Contractor of such Materials.

                                   ARTICLE VI

                        INSPECTION AND ACCESS BY COMPANY

         Section 6.1 Inspection. Contractor hereby agrees it will allow Company's personnel access to the Piedras Factory during regular business hours or other facilities at which the Services are being carried out, in order for Company's personnel to ascertain compliance on the part of Contractor with all of the terms and conditions of this Agreement and specifications provided by Company in connection with the Manufacture process and to assure that the Materials, and supplies that may be provided to Contractor by Company are utilized properly and exclusively for the purposes stated herein. Contractor shall provide personnel consistent with Company's past practices in operating the Piedras Factory to perform annual inventories of WIP, Finished Goods and Materials located at the Piedras Factory.

         Section 6.2 Acceptance. All shipments of Finished Goods are subject to Company's standard 4.0 A.Q.L. quality audit, at Company's designated receiving point. Acceptance of Garments shall be conditioned upon final inspection and approval at the site at which Company receives the Garments and shall in no event constitute a waiver of any of Company's rights or remedies arising from or related to late shipment, nonconforming Garments or any other breach of this Agreement. The following shall not be deemed to constitute acceptance of any
Garments: inspection of goods prior to shipment, execution of any inspection certificate prior to shipment or approval for shipment or shipment audit.

                                   ARTICLE VII

                                    REJECTION

         Section 7.1 Rejection or Return of Garments. Company may reject and/or return any and all Garments received or completed if any portion: (i) exceeds the allowable percentage of Seconds; (ii) is or will be delivered to the FOB Point after the Delivery Date for such Garment(s); (iii) is not in full conformance with all specifications, preproduction or confirmation samples or quality standards of Company; (iv) is completed or shipped contrary to size, finishing or sewing specifications, packing/shipment details or other instructions; or (v) is not as warranted under Section 10.2 of this Agreement. Company may charge and Contractor is liable for all reasonable expenses of unpacking, inspecting, storing and shipping any items rejected. If fifteen (15) days following a notice of rejection Contractor does not advise Company to return the rejected Garments to Contractor at Contractor's cost, refund to Company all amounts paid for the Garments, including Company's cost of Materials provided Contractor, labor, and all claims for actual costs and expenses incurred by Company, Company shall be entitled (but not required) to resell or dispose of the rejected Garments on any terms Company sees fit in its sole discretion after affording Contractor the right to promptly inspect such Garments and agree that such Garments should be rejected. If such Garments are rejected and such Garments are resold or disposed of, Company shall apply any proceeds to all actual costs and expenses incurred by Company in connection with this Agreement. Any such disposition shall not be deemed an acceptance of any Garments. Company shall have no obligation with respect to the storage, safety or return of any rejected Garments.

         Section 7.2 Restrictions on Disposal of Rejected Garments. Contractor may not, under any circumstances or for any reason, sell, offer for sale, or in any other manner dispose of, any Materials delivered to Contractor or Garments rejected hereby without the express written consent of Company. Contractor shall not sell, transfer or otherwise dispose of any Seconds, overruns, unused or rejected Garments or Materials unless and until: (i) Contractor has first offered in writing all such Garments to Company's designated factory outlet representatives; (ii) all items containing Trademarks (defined below) (e.g, labels, buttons, patches, tags) and the like are completely removed before any such sale, transfer or disposal; and (iii) Contractor has paid Company for the replacement cost or actual cost of all Materials Company provided to Contractor.

         Section 7.3       Variances.

                  (a) All Garments provided Company under this Agreement shall be first quality ("First Quality"), as determined under Company's standard 4.0 A.Q.L. quality standards. Subject to the provisions of
         Section 7.3(b) below, Company reserves the right to reject any Garment that is not First Quality. A Garment will be deemed to be a second ("Second") if the defect or defects that render the Garment other than First Quality do not affect the Garment' fitness for the general purpose for which it is sold. All Garments which are not First Quality and which are not Seconds will be deemed to be unsaleable ("Unsaleable"). Company shall determine in its sole discretion whether the Garments are First Quality, Seconds and/or Unsaleable after affording Contractor the right to promptly inspect such Garments and promptly dispute that such Garments are Seconds and/or Unsaleable. The parties shall use their best efforts to resolve any such disputes. A Garment will only be deemed a Second or Unsaleable if it contains a defect which is attributable to Services rendered by Contractor under this Agreement.

                  (b) (i) Company shall pay Contractor one hundred percent (100%) of the First Quality price set forth on Schedule 4.1 for Seconds not exceeding two percent (2%) of Garments delivered with any shipment Manufactured by Cut hereunder;

                           (ii) Company shall pay fifty percent (50%) of the First Quality price for Seconds in excess of two percent (2%) but not exceeding four percent (4%) of such Garments;

                           (iii) Company shall pay nothing for Seconds in excess
                  of four percent (4%); and

                           (iv)  Company  shall   pay   nothing  for  Unsaleable
                  Garments.

         Company may reject any shipment of Garments that contains more than four percent (4%) Seconds and one percent (1%) Unsaleable Garments.

                  (c) In the event of a rejection of a shipment of Garments for containing more than 1% of Unsaleable Garments and more than 4% of Seconds, a 100% reinspection may be done by Company at its sole discretion to determine the First Quality Garments from Seconds and Unsaleable Garments for that particular shipment. Company may invoice Contractor, at Company's discretion, for the cost of such reinspection at Company's standard rate per hour or rate per Garment charged for such reinspection. Company may invoice Contractor for these costs and shall offset these costs against any payables due Contractor.

                  (d) If a shipment is determined by Company to have a defect level that exceeds the acceptable levels, and if, in Company's sole judgment, repair of the non-First Quality Garments is desirable, Company may repair the Garments at Company's standard charge back rates for the required type of repairs and offset the costs of such repair against any amounts due Contractor, or Company may return non-First Quality Garments to Contractor for repair by Contractor at Contractor's sole expense (including shipping expense), or Company may return non-First Quality Garments to Contractor for disposal in accordance with Section 7.2 of this Agreement.

                  (e) Contractor will reimburse Company for the cost of any Materials for lost, destroyed or Unsaleable Garments in excess of the acceptable levels set forth in Section 7.3(b) above and for any shipping costs incurred by Company with respect to such Garments or the Materials.

                                  ARTICLE VIII

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Company represents and warrants to Contractor:

         Section 8.1 Corporate Status and Good Standing. Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority under its charter or articles of incorporation and bylaws to own and lease its properties and to conduct business as the same exists. Company is duly qualified to do business as a foreign corporation in all states in which the nature of its business requires such qualification except where the failure to be so qualified would not have an adverse effect on Company.

         Section 8.2 Authorization. Company has full corporate power and authority under its articles of incorporation and bylaws, and its board of directors and shareholders have taken all necessary action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

         Section 8.3 Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the articles of incorporation or bylaws of Company or any provision of any agreement or instrument to which Company is a party.

         Section 8.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Company or in connection with this Agreement.

         Section 8.5 Title. Seller is the true and lawful owner of all Materials provided Contractor hereunder, free and clear of any and all Liens, mortgages, restrictions, liabilities and assignments of any kind other than Permitted Liens.

                                   ARTICLE IX

                  REPRESENTATIONS AND WARRANTIES OF CONTRACTOR

                  Contractor represents and warrants to Company the following:

         Section 9.1 Corporate Status and Good Standing. Each of Contractor and Dimmit is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority under its certificate or articles of incorporation and bylaws to own and lease its properties and to conduct its business as the same exists. Each of Contractor and Dimmit is duly qualified to do business as a foreign corporation in all states or jurisdictions in which the nature of its business requires such qualification, except where the failure to be so qualified would not have an adverse effect on such party.

         Section 9.2 Authorization. Contractor has full corporate power and authority under its certificate or articles of incorporation and bylaws, and its board of directors and stockholders have taken all necessary action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of Contractor, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.
         Section 9.3 Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with or result in breach of, or require notice or consent under any law, the certificate or article or bylaws of Contractor or Dimmit or any provision of any agreement or instrument to which Contractor or Dimmit is a party, except for required filings with Mexican authorities.

         Section 9.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Contractor or Dimmit in connection with this Agreement.

                                    ARTICLE X

                                    COVENANTS

         Section 10.1 Labor. During the term of this Agreement, Contractor agrees that it shall be solely responsible for the payment of all wages, fringe benefits, social security, unemployment and similar expenses and taxes applicable to the performance of the Services contemplated under this Agreement by employees of Contractor or Dimmit. As required by any applicable law, Contractor warrants and agrees that it and Dimmit have produced and shall maintain in effect full statutory coverage for workers' compensation, employers' liability and disability insurance for all of their employees. Contractor further agrees and warrants that it and Dimmit have and shall comply in all material respects with all applicable state, federal, foreign and other applicable wage and hour and other labor laws, including without limitation, all child labor, minimum wage, overtime and safety related laws. Contractor agrees that a material violation of any such law shall constitute a material breach of this Agreement.

         Section 10.2 Certification. Each invoice from Contractor for each shipment of Garments to Company will contain the following certification by
Contractor:
                  "Contractor hereby certifies that (A) all Garments shipped with this invoice are merchantable and fit for the use and purpose for which they are intended and that they are free from any defects or matter injurious to persons or property;
                  (B) Contractor has complied in all material respects with all applicable local, foreign, domestic and other laws, rules, regulations and requirements; and (C) Contractor will not disclose nor has disclosed to any third party any Company trade secrets or information which may reasonably be believed to be confidential to Company (such as designs, styles, patterns, colors, ingredients, etc.).

                                   ARTICLE XI

                                 INDEMNIFICATION

         Section 11.1 Contractor's Indemnification. Contractor shall indemnify Company and its Affiliates (including their officers, directors, employees and agents) against, and hold harmless from and against, any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by Company or any of its
Affiliates as a result of (i) any material error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by Contractor or on behalf of Dimmit in this Agreement, (ii) any violation or breach by Contractor of or default by Contractor under the terms of this Agreement, (iii) the Manufacture by Contractor of any Garments relating to this Agreement; (iv) any claim or allegation that Contractor or any of its contractors, representatives and agents, have not fully discharged all obligations under labor laws as set forth in Section 10.1; and (v) the operation by Contractor or Dimmit its Affiliate of the Piedras Factory during the term of this Agreement. Company shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section 11.1.

         Section 11.2 Company's Indemnification. Company shall indemnify Contractor and its Affiliates (including their officers, directors, employees and agents) against, and hold harmless from and against, any and all Indemnified Amounts incurred by Contractor or any of its Affiliates as a result of: (i) any material error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by Company in this Agreement; (ii) any violation or breach by Company of or default by Company of or under the terms of this Agreement; (iii) any Materials provided Contractor by Company under this Agreement; and (iv) the design or shipment by Company of any Garment produced under this Agreement. Contractor shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section 11.2.

         Section 11.3 Limits of  Liability.  No party shall be liable under this
Section 11 or for the breach of any representation or warranty unless and until the aggregate amount of such liability (for all such claims) exceeds U.S.$100,000, in which event the indemnifying party shall be fully liable without regard to such threshold.

                                   ARTICLE XII

                        INTELLECTUAL PROPERTY PROTECTION

         Section 12.1 Use of Intellectual Property. Contractor understands and acknowledges that in order to provide the Services contemplated hereunder Company may provide Contractor with or allow Contractor to use (i) Materials that contain the trade names, trademarks or logos owned or licensed by Company and/or its Affiliates, including without limitation, Farah(R), Savane(R), John Henry(R), Farah Clothing Company(R), and PROCESS 2000(R) ("Trademarks") and (ii) all chemical formulations, technical processes, including without limitation, soft washes and enzyme treatments and washes, valuable trade secrets and know-how, including PROCESS 2000 (the "Farah Processes"); provided, however, that the Company acknowledges that Contractor and Dimmit produce products using "dip" or "immersion" finishing processes which are either independently developed or acquired by Contractor and Dimmit which may be substantially similar to the Farah Processes or may contain chemical formulations, technical processes or other know-how which may be substantially similar to the chemical formulations, technical processes or know-how comprising the Farah Processes. Contractor understands and acknowledges that it shall obtain no right, title or interest in or to the Trademarks or Farah Processes by virtue of the Manufacture of Garments, the provision of Services or carrying out its obligations under this Agreement.

         Section 12.2 Assignment. To the extent any right, title or interest in and to the Trademarks or Farah Processes are deemed to accrue to Contractor or its Affiliates pursuant to this Agreement or otherwise, Contractor hereby assigns to Company, and will cause its Affiliates to assign to Company, any and all such rights at such time as they may be deemed to accrue to Contractor.


                                  ARTICLE XIII

                                   TERMINATION

         Section 13.1      Termination.

                  (a)      This Agreement may be terminated:

                           (i) at any time by mutual written agreement executed by Company and Contractor;

                           (ii)     after  November 30, 1997,   by  either party
                                    upon ninety (90) days written notice to the other party; or

                           (iii) by either party if the other party shall fail to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party and such breach shall not be remedied by the breaching party within ten
                                    (10)  business  days of  receipt  of written
                                    notice   of   the   breach   given   by  the
                                    non-breaching party.

                  b) Upon such termination, none of the parties nor any other person shall have any liability or further obligation arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination, except that the provisions of Sections 12 and 14 shall continue to apply.

         Section 13.2 Remedies. In the event either party breaches in any material respect any representations, warranties or covenants hereunder or fails to comply in any material respect with any term or requirement of this Agreement, in addition to any other remedies the non-breaching party shall be entitled to; (i) cancel this Agreement in accordance with Section 13.1(a) (iii);
(ii) reject shipments; (iii) recover any and all actual costs and expenses incurred by the non-breaching party as a result of such breach or failure to comply; and/or (iv) offset any amounts due to the non-breaching party by any actual costs and expenses incurred by the non-breaching party as a result of such breach or failure to comply. Remedies herein shall not be exclusive but shall be cumulative of any other remedy herein or under any other statute or law.

         Section 13.3 Unfinished Goods. Unless otherwise agreed to by the parties, upon notice of termination of this Agreement, Contractor shall complete all job orders for which Services were requested. If by the termination date Contractor has not completed such job orders. Contractor shall immediately return all Materials and unfinished Garments to Company. Final payment for Services finished will be withheld until all Materials are returned and unfinished Garments received by Company.

                                   ARTICLE XIV

                                 CONFIDENTIALITY

         Section 14.1      Confidentiality.

                  (a) Neither Company nor its Affiliates will, directly or indirectly, disclose or provide to any other person any non-public information of a confidential nature concerning the business or operations of Contractor or an Affiliate thereof, including without limitation, any process, chemical formulations or other proprietary information of Contractor or its Affiliates used in the Piedras Factory, which becomes known to Company or its Affiliates as a result of the transactions hereby, except as is required in governmental filings or judicial, administrative or arbitration proceedings. In the event that Company or an Affiliate thereof becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, Company shall, and shall cause any Affiliate to, provide Contractor with prompt notice of such requirement so that Contractor may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Company shall, and shall cause any Affiliate to, furnish only that portion of the information that Company or any Affiliate, as the case may be, is advised by its counsel is legally required and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by such party or any Affiliate that was not permitted by this Agreement.

                  b) Neither Contractor nor its Affiliates will, directly or indirectly, disclose or provide to any other person any non-public information of a confidential nature concerning the business or operations of Company or its Affiliates, including without limitation, any processes, chemical formulations, Trade Secrets or other proprietary information of Company or its Affiliates known or which becomes known to Contractor or Affiliates thereof as a result of the transactions contemplated hereby or Contractor's operation of the Piedras Factory, except as is required in governmental filings or judicial, administrative or arbitration proceedings. In the event that Contractor or any Affiliate becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, Contractor shall, and shall cause any Affiliate to, provide Company with prompt notice of such requirements so that Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Contractor shall, and shall cause any Affiliate to, furnish only that portion of the information that Contractor or its Affiliate, as the case may be, is advised by its counsel as legally required, and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by Contractor or any Affiliate that was not permitted by this Agreement.

                                   ARTICLE XV

                               GENERAL PROVISIONS

         Section 15.1 Expenses. Each party shall pay its own expenses, including the fees and disbursements of its counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein, except as otherwise provided herein.

         Section 15.2 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

         Section 15.3 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

         Section 15.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when
(i) personally delivered; (ii) on the first day after transmission of a confirmed facsimile sent to the other party at the facsimile number below; (iii) one business day after deposit thereof for overnight delivery with a nationally recognized overnight courier service; or (iv) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

         If to Contractor, to:             Galey & Lord, Inc.
                                           7736 McCloud Rd.
                                           Greensboro, NC
                                           Attn: Mike Harmon
                                           910-665-3037
                                           910-665-3113 (fax)

         With a copy to (which shall
         not constitute notice):           Rosenman & Colin LLP
                                           575 Madison Avenue
                                           New York, NY 10022
                                           Attn: Howard S. Jacobs
                                           212-940-8800
                                           212-940-8776 (fax)


         If to Company, to:                Farah U.S.A., Inc.
                                           8889 Gateway West
                                           El Paso, Texas 79925
                                           Attention: Timothy B. Page
                                           (915) 593-4500
                                           (915) 593-4545 (fax)

         With a copy to (which shall
         not constitute notice):           Baker & McKenzie
                                           4500 Trammell Crow Center
                                           2001 Ross Avenue
                                           Dallas, Texas 75201
                                           Attention: Daniel W. Rabun
                                           (214) 978-3000
                                           (214) 978-3099 (fax)

         Section 15.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party.

         Section 15.6 Choice of Law; Section Headings; Table of Contents. This Agreement shall be governed by the internal laws of the State of New York (without regard to the choice of law provisions thereof). The United Nations Convention on the International Sale of Goods is hereby excluded from application to this Agreement and any transaction pursuant to this Agreement. The section headings and any table of contents contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 15.7 English Controlling. For purposes of convenience, this Agreement may be translated into Spanish, but it is understood that the English version of this Agreement (and the schedules and exhibits) will control for all purposes. In case of a conflict in meaning between the two versions, the parties are responsible for performing in accordance with the English version hereof.

         Section 15.8 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent or for any reason, such provision shall be severed from this Agreement and the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. A provision which is valid, legal and enforceable shall be substituted for the severed provision.

         Section 15.9 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         Section 15.10 Force Majeure. Neither party shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) compliance with any law, ruling, order, regulation, requirement, or instruction of any federal, state, foreign, or municipal government or any department or agency thereof; (2) acts of God; or
(3) fires, strikes, embargoes, war, or riot. Any delay resulting from any of these causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

         Section 15.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 15.12 Agency. Contractor is an independent contractor. Nothing in this Agreement shall be construed to constitute either party the agent of the other party, and neither party shall represent to any third party that it has any right or authority to act as the agent for or otherwise to represent the other party.

         Section 15.13 Insurance. Contractor shall reimburse Company for the value of all WIP, Garments and Materials lost, damaged or destroyed while in the custody of Contractor, regardless of fault. Contractor shall procure insurance through a carrier acceptable to Company and provide for full coverage against loss or damage to said Materials, WIP and Garments. Certificates of such insurance shall be provided to Company prior to receipt of Materials by Contractor.

         Section 15.14 Bankruptcy. If during the term of this Agreement a petition in bankruptcy shall be filed by or against Contractor, or if Contractor shall, as a debtor, seek or take the benefit of any insolvency or debtor's relief proceeding, or if Contractor shall file an assignment for the benefit of creditors, or if Contractor shall apply to its creditors to compound its debts, then in any such event, Company shall have the right to decline to take further deliveries hereunder or Company may, without prejudice to any other lawful remedy, cancel this Agreement, and in either case, Contractor shall upon demand deliver up to Company all Materials, Garments, WIP or other property of Company in Contractor's custody.

         Section 15.15 Assignment of Obligations. Without the prior written authorization of Company, Contractor shall not assign, subcontract or otherwise Transfer (collectively "Transfer") any obligations whatsoever under this Agreement. Any such Transfer shall be void and of no effect and shall constitute a material breach of this Agreement, notwithstanding any alleged or actual knowledge of such Transfer by Company. In the event of any such Transfer, Contractor shall remain responsible for all of its obligations under this Agreement and Company shall be under no obligation to pay any Transferee for any Garments or Services provided. Company may, however, at its sole option and in addition to and without waiving any other remedies, pay said Transferee directly and shall be entitled to a full offset and reimbursement from Contractor for such payment and for any and all costs and damages incurred in connection with such Transfer.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    [______________________________________]

                                    G&L SERVICE COMPANY, NORTH AMERICA, INC.


                                    By:     ____________________________________
                                             Name:  ____________________________
                                             Title: ____________________________



                                    FARAH U.S.A., INC.

                                    By:     ____________________________________
                                             Name:  ____________________________
                                             Title: ____________________________




         Galey  &  Lord  Industries,   Inc.,  a  Delaware  corporation,   hereby
unconditionally guarantees to Company the performance of Contractor hereunder.


                                    GALEY & LORD INDUSTRIES, INC.


                                    By:     ____________________________________
                                             Name:  ____________________________
                                             Title:    _________________________